The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JULY 25, 2014

Preliminary Prospectus Supplement To Prospectus dated October 7, 2013	Filed Pursuant to Rule No. 424(b)(5) Registration No. 333-190838

Units

Each Unit Consisting of

One Share of Series B 6% Convertible Preferred Stock

and
One Warrants to Purchase up to            Shares of Common Stock

We are offering                units (“Units”), each Unit consisting of one share of our Series B 6% Convertible Preferred Stock (the “Preferred Stock”) and one warrant to purchase               shares of our common stock (the “Warrants”), pursuant to this prospectus supplement and the accompanying base prospectus.  See the sections entitled “Summary,” “The Offering” and “Plan of Distribution” beginning on pages S-1, S-2 and S-30 of this prospectus supplement, respectively. We are also registering the shares of our common stock issuable upon the conversion of the Preferred Stock,                shares of our common stock as payment for dividends on the Preferred Stock, and shares of our common stock issuable upon exercise of the Warrants offered hereby. Each share of Preferred Stock is convertible at any time by the holders into approximately            shares of our common stock, which is determined by dividing the stated value of the Preferred Stock of $1,000 by the conversion price of $         per share of our common stock.  Each Warrant will have an exercise price of $          per share, will be exercisable beginning on the date of issuance and will expire fifty-two months from the date of issuance. For a more detailed description of the Preferred Stock and the Warrants, see the section entitled “Description of Securities We Are Offering” beginning on page S-19.  The Units will not be issued or certificated.  The shares of Preferred Stock and the Warrants will be immediately separable and issued separately.

The Units will be offered in the United States and in other jurisdictions other than Canada. The Units offered hereby will not be qualified under the securities laws of any province or territory of Canada and may not be offered or sold, directly or indirectly, in Canada or to residents of Canada.

Our common stock is listed on the NYSE MKT exchange under the symbol “MGN,” and on the Toronto Stock Exchange, or TSX, under the symbol “MGT.” On July 24, 2014, the closing price for our common stock on the NYSE MKT was $0.99 per share and the closing price on the TSX was CDN$1.07 per share. There is no established public trading market for either the Preferred Stock or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of either the Preferred Stock or the Warrants on the NYSE MKT or any other national securities exchange or other nationally recognized trading system.

Investing in the Units involves a high degree of risk. See “Risk Factors” beginning on page 5 of the accompanying base prospectus and on page S-5 of this prospectus supplement, and the documents incorporated by reference herein or therein.

We have retained Roth Capital Partners, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Units. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the Units we are offering. See “Plan of Distribution” beginning on page S-30 of this prospectus supplement for additional information regarding these arrangements.

	Per Unit	Total
Initial price	$	$
Placement agent’s fees(1)	$	$
Proceeds, before expenses, to us	$	$

(1) The placement agent will receive compensation in addition to the placement agent’s fee. See “Plan of Distribution” beginning on page S-29 of this prospectus supplement for a description of compensation payable to the placement agent.

The above summary of the Offering proceeds to us does not give effect to any exercise of the Warrants included in the Units being issued in this Offering.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission or other regulatory body has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is July     , 2014.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this Offering. We have not, and the placement agent has not, authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only Units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying base prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates, and our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying base prospectus and information incorporated by reference therein. To the extent that any statement made in this prospectus supplement or any free writing prospectus differs from those in the accompanying base prospectus, the statements made in the accompanying base prospectus and the information incorporated by reference therein are deemed modified or superseded by the statements made by this prospectus supplement.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this Offering of Units consisting of one share of Preferred Stock and a Warrant to purchase         shares of our common stock. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus, together with the information described under the sections of this prospectus supplement entitled “Where To Find Additional Information” and “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the Units described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying base prospectus. See “Material U.S. Federal Income Tax Consequences” in this prospectus supplement.

In this prospectus supplement, unless otherwise specified or the context otherwise dictates, the terms “Mines Management,” “Company,” “we,” “us” and “our” refer to Mines Management, Inc. and our subsidiaries, unless it is clear that such terms refer only to Mines Management, Inc. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States dollars and references to “$” are to United States dollars. References to “CDN$” are to Canadian dollars.

The registration statement that contains the accompanying base prospectus (SEC File No. 333-190838) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the Units that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC website or at the SEC office mentioned under the section of this prospectus supplement entitled “Where To Find Additional Information.”

THE UNITS OFFERED HEREBY WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO RESIDENTS OF CANADA.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the information and any documents incorporated by reference herein and therein contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, which we sometimes refer to in this prospectus as the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, business, prospects, plans, objectives, goals, potential acquisitions, strategies, future events, capital expenditures, and exploration efforts. The use of any statements containing the words “development,” “intend,” “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “should” or similar expressions are intended to identify such statements. These include, but are not limited to, the following:

•                  comments regarding further exploration and evaluation of the Montanore Project, including drilling activities, feasibility determinations, including those in the Preliminary Economic Assessment, engineering and environmental studies, environmental, reclamation and permitting requirements and the process and timing and the costs associated with the foregoing;

•                  statements regarding how we plan to use the proceeds from this Offering;

•                  the process and timing associated with the permitting process, including the issuance of biological opinions, a final environmental impact statement and a record of decision and completion of wetland mitigation plans;

•                  estimates of mineralized material;

•                  financing needs, including the financing required to fund the final phases of the advanced exploration and delineation drilling program and bankable feasibility study;

•                  sources of financing;

S-i

•                  the sufficiency of working capital to complete the rehabilitation of the Libby adit and commence delineation drilling;

•                  planned expenditures and cash requirements for 2014;

•                  efforts to reduce costs, including reducing manpower;

•                  results of the hydrological model and the effects thereof;

•                  the search for potential exploration and development opportunities in the mining industry and the chance of success of any exploration project;

•                  the possibility of challenges by environmental groups or others to our permitting efforts or planned exploration, development or mining activities;

•                  potential completion of a bankable feasibility study and the costs associated therewith; and

•                  markets for silver and copper.

We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure that the expectations will prove to be correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors set forth below and other factors set forth in this report:

•                  our ability to secure stockholder approval of certain terms contained in the Preferred Stock;

•                  our ability to fulfill our obligations under the Preferred Stock;

•                  the availability of experienced employees;

•                  uncertainties associated with developing new mines or mining operations;

•                  the absence of any history of production;

•                  the history of losses, which we expect to continue for the foreseeable future;

•                  uncertainties associated with acquiring new mining properties, including uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and the ability to manage acquired assets or to achieve the goals of the acquisition;

•                  the absence of proven or probable reserves, and uncertainty regarding whether reserves will be established at our Montanore Project;

•                  the speculative nature of exploration for mineral resources, including variations in ore grade and other characteristics affecting mining and mineral recoveries which involves substantial expenditures and is frequently non-productive;

•                  the need for additional financing to complete the underground evaluation program and to develop the Montanore Project;

•                  financial market conditions and the availability of financing, or its availability on terms acceptable to us;

•                  the availability, terms, conditions, costs, timing of, or delays in receiving required governmental permits and approvals;

•                  the competitive nature of the mining industry;

•                  risks inherent in the mining process, including geological, technical, permitting, mining and processing problems;

•                  worldwide economic and political events affecting the supply of and demand for silver and copper and volatility in the market price for silver and copper;

•                  ongoing reclamation obligations on the Montanore Project properties;

•                  significant government regulation of mining activities;

•                  uncertainty regarding changes in mining or environmental laws that could increase costs and impair our ability to develop our properties;

•                  environmental risks;

•                  uncertainty regarding title to some of our properties;

•                  anti-takeover provisions in our articles of incorporation and bylaws and under Idaho law, which may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our stockholders;

•                  the volatility of the market price of our common stock;

•                  the intention not to pay any cash dividends on our common stock in the foreseeable future;

•                  the potential depressive effect of issuance of our common stock or securities convertible into our common stock on the market price of our common stock;

•                  future dilution of shareholders by the exercise of options, and the depressive effect on the stock price of the existence of a significant number of outstanding options; and

•                  obligations under a long-term contract to sell our silver production.

S-ii

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements, please see the section entitled “Risk Factors” on page S-5 of this prospectus supplement and the section entitled “Risk Factors” on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections in our Annual Report on Form 10-K as filed with the SEC. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all forward-looking statements by these cautionary statements.

Readers should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference. It does not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying base prospectus, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed Annual Report on Form 10-K, together with the additional information described in this prospectus supplement under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.” You should also carefully consider the matters discussed under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in the documents incorporated herein and therein by reference.

Our Business

Mines Management, Inc. (together with its subsidiaries, “MMI,” “Mines Management,” the “Company,” “we,” “our,” “ours,” or “us”), is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. The Company was incorporated under the laws of the State of Idaho on February 20, 1947. The Company’s executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201.

The Company’s principal mineral property interest, the Montanore Project, is held by its wholly owned subsidiaries, Newhi, Inc. and Montanore Minerals Corp. The Company’s properties, including the Montanore property, are currently in the exploration stage; none of its properties are currently in production. The Company has commenced re-permitting of the Montanore Project and is determining its feasibility for development.

The Montanore Project is located in northwestern Montana, and from 1988 to 2002 was owned by Noranda Minerals Corporation (“Noranda”). During that time the project received an approved environmental impact statement (“EIS”) and all of its primary environmental permits. From 1988 to 2002 the Company held royalty rights to a portion of the deposit. In 2002, Noranda announced that it was abandoning the project, and subsequently transferred to the Company by quitclaim deed the patented and unpatented mining claims that control the mineral rights, and all drill core and intellectual property including geologic, environmental and engineering studies, relating to the Montanore Project.

In May 2006, we acquired two Noranda subsidiaries that held title to the property providing access to the 14,000 foot Libby adit and related permits. The Libby adit, when extended, will provide access to the Montanore deposit for our planned underground exploration and delineation drilling program. We submitted revisions to the operating permit that allowed us to reopen the Libby adit in 2006 and to proceed with dewatering and rehabilitation of the adit. In March 2008, we obtained authorization from the State of Montana to resume the exploration activities started by the previous owner. Until the environmental review process for the Montanore Project is complete, however, we are prohibited from conducting exploration activities at the Libby adit.

Since 2003, we have spent approximately $67.4 million on evaluation and updating of data, including that originating from previous owners, permitting activities, acquisition of equipment, construction of site infrastructure, and development and construction of a dewatering system. As currently planned, the advanced exploration and delineation drilling program includes the following:

•                  Development and advancement of the Libby adit by 3,000 feet to access the Montanore deposit;

•                  Drifting of approximately 10,000 feet and establishment of drill stations; and

•                  Diamond core drilling of approximately 50 holes totaling approximately 50,000 feet.

Results of the drilling program, if successful, would provide data to support the completion of a bankable feasibility study and further optimization of the mine plan. The advanced exploration and delineation drilling program, through completion of a bankable feasibility study, is expected to cost an additional $20.0 to $25.0 million.

Before we are able to advance the Montanore Project, we must obtain the requisite project approvals and permits from the U.S. Forest Service (“USFS”), the State of Montana Department of Environmental Quality (“MDEQ”), the U.S. Fish and Wildlife Service (“USFWS”), and the Army Corps of Engineers. A draft environmental impact statement was issued by the USFS and the MDEQ in the first quarter of 2009. After the comment period expired, it was determined by the agencies that a supplemental draft environmental impact statement was necessary and this was completed in September 2011. The public comment period for the supplemental draft environmental impact statement closed in December 2011. Government agencies have addressed final comments and the formal biological consultation with the USFWS commenced in March 2013. Subsequently, biological assessments were completed and final draft biological opinions were reviewed by the USFWS in the first quarter of 2014. On March 31, 2014, the final biological opinion was completed with a non-jeopardy opinion for endangered and threatened species.  The next step is the completion of the final environmental impact study and Record of Decision (“ROD”) process. We expect the ROD process to progress throughout 2014 and the issuance of the final ROD in late 2014 or early 2015. The Company plans to conduct an approximately $25 million underground evaluation and drilling program following issuance of the ROD.

General

Our principal executive offices are located at 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, and our telephone number is (509) 838-6050.

THE OFFERING

The following is a brief summary of certain terms of this Offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our common stock, the Preferred Stock or the Warrants. For a more complete description of our common stock, the Preferred Stock, and the Warrants, see the section entitled “Description of Securities We Are Offering” in this prospectus supplement and the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” in the accompanying base prospectus.

Securities we are offering

           Units, consisting of an aggregate               shares of our Series B 6% Convertible Preferred Stock (the “Preferred Stock”) and Warrants to purchase an aggregate               shares of our common stock (the “Warrants”).  Each Unit consists of one share of our Preferred Stock and a Warrant to purchase              shares of our common stock.  Each share of Preferred Stock is convertible at any time by the holders into approximately            shares of our common stock, which is determined by dividing the stated value of the Preferred Stock of $1,000 by the conversion price of $        per share of our common stock.  Each Warrant will have an exercise price of $         per share, will be exercisable beginning on the date of issuance and will expire fifty-two months from the date of issuance.  We are also registering the shares of our common stock issuable upon the conversion of the Preferred Stock,                shares of our common stock as payment for dividends on the Preferred Stock, and shares of our common stock issuable upon exercise of the Warrants offered hereby.

Price to the public	$1,000 per Unit.

Conversion price of Preferred Stock

$               per share of our common stock.  The conversion price of the Preferred Stock is subject to full ratchet anti-dilution adjustment in the event we issue any convertible debt or equity below the then-current conversion price.

Conversion

Each share of Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of our common stock determined by dividing the stated value of such Preferred Stock by the conversion price.  The Company may cause each share of Preferred Stock to convert into shares of our common stock if (i) the volume weighted average sales price for any 30 consecutive Trading Day period exceeds 150% of the then effective conversion price  and (ii) the volume for each trading day during such period exceeds 70,000 shares of our common stock per trading day.

Dividends	Holders of the Preferred Stock will be entitled to receive cumulative dividends at the rate per share of 6% per annum, payable quarterly on January 1, April 1, July 1 and October 1. Subject to certain conditions contained in the certificate of designation relating to the Preferred Stock, the dividends can be paid in cash, shares of our common stock or a combination of cash and shares or common stock.

Redemption

Upon the occurrence of certain events, we may be required to either (i) redeem all of the Preferred Stock then held by such holder for a redemption price, in cash, equal to 115% of the stated value of the Preferred Stock or (ii) at the option of each holder and with respect to other events (a) redeem all of the Preferred Stock then held by such holder for a redemption price, in shares of our common stock, equal to a number of shares of our common stock equal to the 110% of the stated value divided by 75% of the average of the 10 day volume weighted average sale’s prices immediately prior to the date of election or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such holder to 18% per annum thereafter.

Shares of our common stock outstanding before this Offering	29,211,448 shares. (1)

Shares of our common stock outstanding after this Offering	shares of our common stock assuming all shares of Preferred Stock are immediately converted into shares of our common stock and all Warrants are immediately exercised. (1)

Use of proceeds

The net proceeds to us from the sale of the Preferred Stock and Warrants offered hereby are expected to be approximately $            after deducting the placement agent commission and our estimated Offering expenses. The proceeds are intended to be used for (i) the advancement of the permitting process for our Montanore Project and preparation for the delineation drilling program, which will include completion of the dewatering and rehabilitation of the Libby adit and (ii) general corporate purposes, including possible acquisition and exploration of new mining properties, as more fully described in the section entitled “Use of Proceeds” beginning on page S-15 of this prospectus supplement.

Market for our common stock

Our common stock is traded on the NYSE MKT LLC (“NYSE MKT”) under the symbol “MGN” and on the Toronto Stock Exchange (“TSX”) under the symbol “MGT”. There is no established public trading market for the offered Preferred Stock and Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Preferred Stock or the Warrants on the NYSE MKT, the TSX or any other national securities exchange or other nationally recognized trading system.

Risk factors

See the section entitled “Risk Factors” beginning on page 5 of the accompanying base prospectus and page S-5 of this prospectus supplement and, to the extent applicable, the “Risk Factors” sections of our Annual Report on Form 10-K as filed with the SEC for information you should consider before buying our securities.

(1)                                 Based on shares of our common stock outstanding at July 21, 2014, and excludes:

•                  4,221,000 shares of our common stock issuable upon the exercise of stock options outstanding prior to this Offering under our equity incentive plans, at a weighted average exercise price of $1.46 per share; and

•                  1,865,000 shares of our common stock available for future grants under our equity incentive plans.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of our common stock or securities convertible into our common stock in the future, there will be further dilution to investors in this Offering.

RISK FACTORS

An investment in the Units involves a high degree of risk. You should consider the discussion of risks on page 5 of the accompanying base prospectus, the risk factors set forth below and in the documents incorporated therein and herein by reference and the other information in this prospectus supplement before deciding to buy the Units. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on our business, our results of operations, financial condition, cash flows and the market price of our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business, and our results of operations, financial condition, cash flows and the market price of our common stock could be materially and adversely affected.

Risks Related to Our Business

We have no proven or probable reserves.

We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the SEC, on any of our properties, including the Montanore Project. The mineralized material identified to date in respect of the Montanore Project has not demonstrated economic viability, and we cannot provide any assurance that mineral reserves with economic viability will be identified on that property.

In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for the Company to advance the exploration of the Montanore Project by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity. If successful, the results of this drilling program would provide the basis for a feasibility study demonstrating with reasonable certainty that the mineralized material can be economically extracted and produced. We do not currently have sufficient data to support a feasibility study of the Montanore Project, and in order to perform the drilling to support such feasibility study, we must first obtain the necessary permits to continue our exploration efforts. It is possible that, even if we obtain sufficient geologic data to support a feasibility study on the Montanore Project, the data will lead us to conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Montanore property, we may not be able to generate any revenues.

Even if we discover mineral reserves on the Montanore property in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as Montanore will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

We will require additional financing which we may be unable to obtain, to continue our business after 2014 and to complete our exploratory drilling program at the Montanore Project.

We are an exploration stage mining company and currently do not have sufficient capital to fully fund the activities needed to establish the economic feasibility of the Montanore Project. We have approximately $3.3 million of cash, cash equivalents and certificates of deposit on hand as of June 30, 2014. We anticipate that our expenses in 2014 will be approximately $2.4 million for regulatory permitting activities and $3.3 million of general and administrative expenses, assuming that permitting is not completed until the end of 2014. We estimate that, following the completion of permitting, the costs of completing the exploratory drilling program will be approximately $20.0 to $25.0 million, plus general and administrative expenses during the period in which the drilling program is being conducted. Uncertainties surrounding the exploratory drilling program and, in particular, the permitting process could require the project to take longer and cause costs to increase. Our cash on hand will not be sufficient to continue our business past 2014 or to commence the exploratory drilling program and the bankable feasibility study, and additional financing will be required. We cannot guarantee that we will be able to obtain additional financing on commercially reasonable terms or at all, nor can we guarantee that we would be able to fund the activities required to continue our business or complete a bankable feasibility study. Additional equity funding could be dilutive to existing stockholders. If we fail to obtain the necessary financing when needed, we may not be able to continue our business or execute our planned activities and we may be forced to abandon exploration and development of, or to sell our interest in, the Montanore Project, which would have a material adverse effect on our growth strategy, results of operations and financial condition.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

If our exploration efforts at Montanore are successful, a Preliminary Economic Assessment completed in November 2010 indicated that it would cost approximately $550.0 million in external financing to develop and construct the Montanore Project. If and when an updated estimate is completed, this amount could increase significantly. Sources of external financing could include bank borrowings and debt and equity offerings. Even if a bankable feasibility study is completed, commodity prices, the then-current state of financial markets or other factors may make financing for the development of the Montanore Project unavailable. Financing has become significantly more difficult to obtain in the current market environment. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. If we cannot adequately finance our exploration of the Montanore property and its subsequent development, we will not be able to generate any revenues. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included in our periodic reports.

We may not be able to obtain permits required for development of the Montanore Project.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We are required to obtain numerous permits for the Montanore Project. Obtaining the necessary governmental permits has been, and continues to be, a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. We have been engaged in renewing or pursuing permits since early 2005, and, under the most favorable timing, could have permits in place by the end of 2015. However, the process is controlled by the governmental agencies, and throughout the permitting process these agencies have repeatedly missed anticipated deadlines. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, and its proximity to core habitat of certain protected species, including the grizzly bear and bull trout. In addition, a third party is seeking to permit another mining operation near the Montanore Project and the impact of that operation on the environment and on wildlife in the area was taken into consideration in our permitting determinations and has lengthened our permitting process and made those determinations more difficult. Private political groups purportedly dedicated to protection of the environment have been active in opposing permitting of projects in and near the Cabinet Wilderness Area.

Mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. Permits are required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation, and compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act. An EIS is required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Montanore Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the Montanore Project could result.

The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits and, if obtained, that the permitting costs involved will not exceed available funds. Permitting costs through 2013 have totaled approximately $40.0 million, and it is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would be unable to raise sufficient funds to proceed with the further exploration, development or operation of a mine at the Montanore Project.

We have a history of losses and we expect losses to continue.

As an exploration stage company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for the foreseeable future. For the fiscal years ended December 31, 2013 and 2012, we incurred losses of $7.4 million and $8.2 million, respectively. As of March 31, 2014, we had a deficit accumulated during the exploration stage of $80.1 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no recent history of production.

We have no recent history of producing silver or other metals and the process of achieving production has many uncertainties. The development of the Montanore Project may require that we establish reserves. A Preliminary Economic Assessment completed in November 2010 indicated the project would require approximately $550.0 million of external financing to develop and construct the Montanore Project. If and when an updated estimate is completed, this amount could increase significantly. During this process, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any operations may never achieve profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•                  establish ore reserves through drilling and metallurgical and other testing techniques;

•                  determine metal content and metallurgical recovery processes to extract metal from the ore; and

•                  design mining and processing facilities.

If we discover ore at the Montanore Project, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change as a result of changes in commodity prices, inflation or other issues. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project or at any other exploration project.

Operation of a mine at the Montanore site will depend on our ability to recruit and retain qualified employees.

If our exploration efforts at Montanore site are successful and we are able to raise the necessary external financing to develop and construct the Montanore Project, our ability to conduct mining operations will depend in part upon our ability to attract, compensate and retain a sufficient number of qualified employees, including executive officers, managers, employees and other personnel knowledgeable about the mining business. Qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in areas near the Montanore Project, and the challenges in attracting and relocating qualified employees to the Montanore site may be considerable. If we are unable to hire and retain employees to operate the mine, any planned commencement of mining operations in the future would be delayed. Furthermore, increases in labor costs due to the competition for qualified employees and hiring employees represented by labor unions could render mining operations at Montanore uneconomical. Any such delays or any increases in labor costs could have a material adverse effect on our business and financial condition.

Our future profitability, if any, and our ability to finance the development of the Montanore Project, will be affected by changes in the prices of metals.

If we establish reserves, our ability to obtain a favorable feasibility study for the Montanore Project and obtain financing for the development of a mine, as well as our profitability and long-term viability will depend, in large part, on the market prices of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•                  global or regional consumption patterns;

•                  supply of, and demand for, silver and copper;

•                  speculative activities and producer hedging activities;

•                  expectations for inflation;

•                  political and economic conditions; and

•                  supply of, and demand for, consumables required for production.

The aggregate effect of these factors on metals prices is impossible for us to predict. Future weakness in the global economy and decreases in metals prices could adversely affect our ability to finance the exploration and development of the Company’s properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended December 31, 2013, the high and low settlement prices for silver and copper were approximately $48.70 on May 2, 2011 and $10.51 on January 15, 2009 per ounce of silver and $4.62 on February 14, 2011 and $1.38 on January 22, 2009 per pound of copper.

We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•                  environmental protection;

•                  management and use of toxic substances and explosives;

•                  management of natural resources;

•                  exploration and development of mines, production and post-closure reclamation;

•                  taxation;

•                  labor standards and occupational health and safety, including mine safety; and

•                  historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as the Montanore property, and such revision could also impair our ability to develop the Montanore Project and to explore and develop other mineral projects.

We are subject to environmental risks.

Mineral exploration and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable properties or prospects for mineral exploration in the future.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•                  insufficient ore reserves;

•                  fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;

•                  significant environmental and other regulatory restrictions;

•                  labor disputes;

•                  geological problems;

•                  failure of underground stopes and/or surface dams;

•                  force majeure events; and

•                  the risk of injury to persons, property or the environment.

We have ongoing reclamation obligations on the Montanore Project properties.

Although we have posted bonds with the State of Montana to cover expected future mine reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements in effect at the time of reclamation. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

The title to some of our properties may be uncertain or defective.

Although the Montanore deposit is held by patented mining claims, a significant portion of our United States mineral and surface use rights consist of “unpatented” mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the General Mining Law. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of our unpatented mining and millsite claims that are located on federal public lands in the United States and, under current law and possible future legislation to change the General Mining Law, patents may not be available. The Company has obtained a title opinion on some of the patented mining claims covering the Montanore deposit, but not on all of its patented mining claims. The Company has not obtained title opinions on any of its unpatented mining or millsite claims.

Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor’s Opinion which concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on October 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

In addition, in 2009, a consortium of environmental groups filed a lawsuit in the U.S. District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the Bureau of Land Management, or BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit prevailed, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our mining activities, and could significantly increase the cost of using federal lands at the Montanore Project for such ancillary facilities.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation, if it included concepts that have been part of previous legislative proposals, could, among other things, (i) adopt the millsite limitation discussed above, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, and (vi) impose royalties on silver and copper production or tons of material moved from unpatented mining claims located on federal lands or impose fees on production from patented mining claims. If adopted, such legislation could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

While we do not believe that title to any of our properties is defective, title to mining properties is subject to potential claims by third parties claiming an interest in them.  For example, in September 2007, we filed a declaratory judgment action in Montana state court, and in June 2013, we filed a condemnation action in federal district court.  Defendants in the actions were persons holding unpatented mining claims allegedly located above portions of our adit and overlapping certain of our patented and unpatented mining claims, mill site and tunnel sites.  The defendants counterclaimed against us in the declaratory judgment action, claiming, among other things, trespass and superior title.  An order was entered in the declaratory judgment action in March 2013, which was appealed and remanded, and is still pending.  An order was entered in the condemnation action in April 2014, which remains subject to appeal.  In July 2014, a new lawsuit was filed against the Company, but has not yet been served on the Company, making claims against the Company relating to the matters arising in the declaratory judgment action.  While we do not believe that any of the claims made by landowners or court orders entered to date affect our ability to use the adit or to conduct exploration and development operations as currently planned once we have obtained the required permits, there can be no assurance that current title actions will be determined in a manner favorable to the Company, that additional title disputes will not arise, or that courts may not reach determinations that may require us to adjust mining plans.  See “Legal Proceedings” for additional information about pending legal matters.

We are obligated by a right of first refusal agreement relating to our future silver production that may affect the willingness of third parties to enter into silver purchase agreements with us.

In November 2007, we entered into a Right of First Refusal agreement with a significant stockholder that granted to that stockholder a 20-year right of first proposal and a right to match third-party proposals to purchase a silver stream, i.e. all or any portion of silver mined, produced or recovered by us in the State of Montana. The right does not apply to trade sales and spot sales in the ordinary course of business or forward sales. The existence of this agreement may make other potential buyers less likely to negotiate with us to purchase silver we produce since they would be subject to this right of first refusal.

The market price of our common stock is subject to volatility and could decline significantly.

Our common stock is listed on the NYSE MKT LLC, or NYSE MKT, and the Toronto Stock Exchange, or TSX. Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. This volatility has been exacerbated in recent years because of global economic and political disruptions and natural disasters. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our liquidity, financial condition or results of operations as reflected in our quarterly earnings reports. Over the last three years, the closing price of our common shares as reported on the NYSE MKT has fluctuated from a low of $0.50 per share to a high of $4.30 per share. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

•                  volatility in metal prices;

•                  the extent of analyst coverage available to investors concerning our business is limited because investment banks with research capabilities do not typically follow our securities or the securities of other exploration or developmental companies;

•                  the trading volume and general market interest in our securities could affect an investor’s ability to trade significant numbers of shares of our common stock;

•                  the relatively small size of the public float will limit the ability of some institutions to invest in our securities;

•                  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the NYSE MKT and the TSX, further reducing market liquidity; and

•                  news reports relating to trends in our industry or general economic conditions.

As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our shareholders are subject to future dilution by the exercise of options, and the existence of a significant number of options could depress the price of our common stock.

As of July 21, 2014, we had 29,211,448 shares outstanding. As of that date, there were options outstanding to purchase up to 4,221,000 shares of our common stock at a weighted average exercise price of $1.46 per share. As of July 21, 2014, there were 1,856,000 additional shares of our common stock (411,000 in the 2007 Equity Incentive Plan, and 1,445,000 in the 2012 Equity Incentive Plan) available for issuance under our stock option plans. If we issue additional options or warrants, or if currently outstanding options to purchase our common stock are exercised, the investments of our shareholders would be further diluted. In addition, the potential for exercise of a significant number of options can have a depressive effect on the market price for our common stock.

Anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our shareholders.

Certain provisions of the Company’s articles of incorporation and bylaws and of Idaho law could discourage, delay or prevent a merger, acquisition, or other change of control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares of common stock in the company. Specifically, the Company’s articles of incorporation divide the board of directors into three classes having staggered terms of office. This may prevent or frustrate attempts by our shareholders to replace or remove management. The Company has also implemented a shareholders rights plan, sometimes called a “poison pill”, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. In addition, our board of directors is able to issue a new series of preferred stock from time to time without stockholder approval that could affect the voting power of our common stock and have dividend and liquidation preferences that could negatively affect the value of our common stock. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our board of directors has also approved employment agreements with certain of our executive officers that include change of control provisions that provide severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of the Company. These agreements could affect the consummation of and the terms of a third party acquisition. We are also subject to provisions of Idaho law that could have the effect of delaying, deferring or preventing a change in control of our company. One of these provisions prevents us from engaging in a business combination with any interested shareholder for a period of three years from the date the person becomes an interested shareholder, unless specified conditions are satisfied.

There are differences in U.S. and Canadian requirements for reporting of resources and mineralization, and we utilized the Canadian mining industry reporting standards for reporting of resources in our 2010 Preliminary Economic Assessment, or PEA. Some information required by Canadian reporting is not permitted under SEC guidelines.

The mineralization figures presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are based upon estimates made by independent geologists. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Although we are a U.S. company traded on the NYSE MKT, we also report in Canada estimates of resources that are prepared in accordance with Canadian standards because we are also traded on the TSX and are thus subject to Canadian reporting requirements. These resource estimates were prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. In early 2011, we completed a Preliminary Economic Assessment, or PEA, that was prepared in accordance with NI 43-101 reporting standards. The reporting standards required by NI 43-101 are different from the standards permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Accordingly, information concerning descriptions of mineralization contained in our public filings with the SEC may not be comparable to information, including the PEA, we file with Canadian securities authorities.

Under NI 43-101, we report in Canada measured, indicated and inferred resources, measurements which are not permitted in filings made with the SEC by issuers incorporated in the United States. Under SEC rules, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of a feasibility study or other economic evaluations, but they were considered in the PEA. Accordingly, U.S. investors should not place undue reliance on the PEA, and should not assume that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resource will ever be upgraded to a higher category.

Acquisitions and business integration issues will expose us to risks.

We may, in the future, engage in targeted acquisitions. Any acquisition that we make may change our business and operations, and may expose us to new geographic, political, operating, financial, governmental, environmental and geological risks. Our success in acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and successfully integrate the acquired operations. Any acquisition would be accompanied by risks. We may expend considerable resources on pursuing an acquisition candidate, including on due diligence and negotiations, and we may ultimately not prove successful in completing the acquisition. Even if successful in completing the acquisition, the acquisition may present problems. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, our existing stockholders may suffer substantial dilution. Alternatively, we could in the future choose to finance any such acquisition with then existing resources which could materially affect our liquidity and the availability of funds to invest in the Montanore Project. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with any acquisition.

We do not intend to pay any cash dividends on our common stock in the foreseeable future.

We have never paid cash dividends on our common stock, and we intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this Offering. We expect to use the net proceeds from this Offering for (i) the advancement of the permitting process for our Montanore Project and preparation for the delineation drilling program, which will include completion of the dewatering and rehabilitation of the Libby adit and (ii) general corporate purposes, including possible acquisition and exploration of new mining properties.  Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Future sales and issuances of our common stock or rights to purchase our common stock could result in additional dilution of the percentage ownership of our shareholders and could cause our stock price to fall.

We have issued equity securities in the past, most recently in March 2011, and expect that significant additional financing activities will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell our common stock, convertible securities or other equity securities. If we sell our common stock, convertible securities or other equity securities, the shares of our common stock issuable upon the conversion or exercise of the Preferred Stock or Warrants, as applicable, will be diluted. In addition, outstanding options to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of our common stock. These sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.  Even the perception that such issuances may occur could have a negative impact on the trading price of our common stock.

Holders of our Warrants and Preferred Stock will have no rights as a common stockholder until such holders exercise their Warrants or convert their Preferred Stock and acquire our common stock.

Until holders of the Warrants and the Preferred Stock acquire shares of our common stock upon exercise or conversion, as applicable, holders of the Warrants and the Preferred Stock will have no rights with respect to the shares of our common stock underlying such securities. Upon exercise of the Warrants or conversion of the Preferred Stock, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise or conversion date, as applicable.

There is no public market for the Preferred Stock or the Warrants being offered in this Offering.

There is no established public trading market for the Preferred Stock or the Warrants included in the Units being offered in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or the Warrants on the NYSE MKT, the TSX, or any other national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Preferred Stock and the Warrants will be limited.

We may not be able to pay dividends or other distributions on the Preferred Stock and certain equity conditions will determine our ability to pay dividends in the form of our common stock.

Under Idaho law, no distributions may be made to a corporation’s shareholders if, after giving effect to the distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b)  the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. There can be no guarantee that we will have sufficient cash to pay cash dividends on the Preferred Stock. Our ability to pay cash dividends may be impaired if any of the risks described in this prospectus supplement were to occur.

We are permitted to pay dividends in the form of shares of our common stock instead of cash if for the 20 consecutive trading days prior to the payment of such dividends if, among other things, our common stock is trading on an approved trading market, the Company has received stockholder approval related to the securities being sold in this Offering, and for each trading day in a period of 20 consecutive trading days prior to the applicable date in question, the daily trading volume for our common stock on the principal trading market exceeds $50,000 per trading day.

The Preferred Stock has not been rated.

We have not sought to obtain a rating for the Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Preferred Stock. In addition, we may elect in the future to obtain a rating for the Preferred Stock, which could adversely affect the value of the Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Preferred Stock.

As a holder of the Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of the Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of the Preferred Stock exist primarily with respect to voting on amendments to our amended and restated articles of incorporation, as amended, or our certificate of designation relating to the Preferred Stock that materially and adversely affect the rights of the holders of the Preferred Stock.

We are required to hold a stockholders’ meeting no later than 75 days following the closing of this Offering, to vote on a proposal related to this Offering, and if we fail to obtain such approval, the Preferred Stock and Warrants will not be fully convertible and exercisable, as applicable, the Preferred Stock will not be subject to the reduction in the conversion price of the Preferred Stock in the event of the sale of subsequent equity, and we may be unable to pay interest on the Preferred Stock in the form of our common stock.

We have agreed to hold a stockholders’ meeting, in accordance with the rules of the NYSE MKT and TSX, no later than 75 days following the closing of this Offering, to approve the full convertibility and exercisability of the Preferred Stock and Warrants, as applicable, the reduction in the conversion price of the Preferred Stock in the event of the sale of subsequent equity, and the issuance of shares of our common stock as interest on the Preferred Stock.  If stockholder approval is not obtained, your ability to transfer or sell your shares of the Preferred Stock or Warrants may be limited, and the market value of the Preferred Stock and Warrants will likely be materially adversely affected.

We are required to hold a stockholders’ meeting no later than 75 days following the closing of this Offering, to vote on a proposal related to this Offering, and if we fail to obtain such approval, we are required to continue to pursue such approval on a periodic basis.

If we are unable to get the required stockholder approval, we are required to continue to seek stockholder approval every three months thereafter until the earlier of the date stockholder approval is obtained or the Preferred Stock is no longer outstanding, which would be expensive and have an adverse impact on our available resources.

The Preferred Stock will rank junior to all of our consolidated liabilities.

In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Preferred Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock then outstanding. We have the ability to, and may incur, additional indebtedness in the future.

USE OF PROCEEDS

The net proceeds from the sale of Units in this Offering are estimated to be approximately $             million, after deducting estimated Offering expenses payable by us of $            . This amount does not include the proceeds which we may receive in connection with the exercise of the Warrants. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised.

We intend to use the net proceeds from the sale of the Units offered by this prospectus supplement for (i) the advancement of the permitting process for our Montanore Project and preparation for the delineation drilling program, which will include completion of the dewatering and rehabilitation of the Libby adit and (ii) general corporate purposes, including possible acquisition and exploration of new mining properties. The allocation of proceeds dedicated to the Montanore Project will depend on the timing of permitting. If permitting proceeds quickly, more proceeds will be spent on the delineation drilling program and less on general corporate purposes. Conversely, the longer the permitting process, the greater the use of proceeds for general and administrative expenses and general corporate purposes and less that will be available for expenses directly associated with the Montanore Project.

Until such time as the net proceeds of the Offering are used as described above, we intend to invest the net proceeds primarily in U.S. treasury bills or highly liquid short-term, investment grade, interest-bearing securities.

Depending on the timing of permitting or other issues that may delay our ability to complete a bankable feasibility study relating to the Montanore Project, and other opportunities that might be presented to us, we may utilize a portion of the proceeds on acquisition and exploration activity on new mining properties. To the extent that proceeds are used in acquisitions, that would reduce funds available for the Montanore Project.

CONSOLIDATED CAPITALIZATION

The following table sets out our consolidated capitalization as of December 31, 2013 (audited) on an actual basis and as of March 31, 2014 (unaudited) on actual basis and as adjusted to give effect to the receipt of net proceeds of this Offering and the application of the net proceeds as described in the “Use of Proceeds” on page S-15 of this prospectus supplement. This information should be read in conjunction with, and is qualified in its entirety by, our consolidated audited financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference in this prospectus supplement.

	December 31,
	2013	March 31, 2014
	Actual	Actual	As Adjusted (1)
	(audited)	(unaudited)	(unaudited)
Cash and cash equivalents	$4,145,092	$4,694,957	$
Long-term liabilities	$479,488	$485,248	$
Stockholders’ equity
Preferred stock (no par value, 10,000,000 authorized; no shares issued and outstanding as of December 31, 2013; no shares issued and outstanding as of March 31, 2014; shares issued and outstanding as of March 31, 2014, as adjusted to give effect to this offering.)	—	—
Common stock ($0.001 par value, 100,000,000 authorized; 28,999,752 shares issued and outstanding as of December 31, 2013; 29,161,448 shares issued and outstanding as of March 31, 2014; 29,161,448 shares issued and outstanding as of March 31, 2014, as adjusted to give effect to this offering)(2)	$29,000	$29,162		$29,162
Additional paid-in capital	$87,230,381	$87,401,274	$
Accumulated deficit	$(1,117,306)	$(1,117,306)		$(1,117,306)
Deficit accumulated during the exploration stage	$(78,569,393)	$(80,113,104)		$(80,113,104)
Accumulated other comprehensive loss	$3,009	$(4,932)		$(4,932)
Total liabilities and stockholders’ equity	$8,459,842	$7,187,875	$

(1)                                 Amounts shown reflect the issuance of          Units at an offering price of $1,000.00 per Unit. Amounts shown are before expenses.

(2)                                 Excludes, as of March 31, 2014:

•                  3,941,000 shares of Common Stock issuable upon the exercise of stock options outstanding prior to this Offering under our equity incentive plans, at a weighted average exercise price of $1.50 per share;

•                  2,186,000 shares of Common Stock available for future grants under our equity incentive plans;

•                                                             shares of our common stock issuable upon the conversion of the Preferred Stock offered hereby;

•                                                             shares of our common stock as payment for dividends on the Preferred Stock; and

•                                                             shares of our common stock issuable upon the exercise of the Warrants offered hereby.

DILUTION

If you purchase the Units in this Offering, assuming the conversion of the Preferred Stock into shares of our common stock, you will experience dilution to the extent of the difference between the conversion price and the net tangible book value per share of our common stock immediately after such conversion. Our net tangible book value as of March 31, 2014 was approximately $6,195,094, or approximately $0.21 per share of our common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of our common stock outstanding.

After giving effect to the sale by us of                        Units in this Offering and the conversion of the Preferred Stock into              shares of our common stock, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2014 would have been approximately $             , or approximately $            per share of our common stock. This represents an immediate increase in net tangible book value of approximately $            per share to existing stockholders and an immediate dilution of approximately $            per share to investors in this Offering. The following table illustrates this calculation on a per share basis:

Offering price per Unit	$
Net tangible book value per share as of March 31, 2014	$
Increase per share of our common stock attributable to new investors	$
As-adjusted net tangible book value per share of our common stock after this Offering	$
Dilution per share of our common stock to new investors	$

To the extent that our outstanding options or similar rights are exercised, investors in this Offering may suffer additional dilution.

The information in the table above is based on shares of our common stock outstanding at March 31, 2014, and excludes:

•                  3,941,000 shares of Common Stock issuable upon the exercise of stock options outstanding prior to this Offering under our equity incentive plans, at a weighted average exercise price of $1.50 per share;

•                  2,186,000 shares of Common Stock available for future grants under our equity incentive plans;

•                                                             shares of our common stock issuable upon the conversion of the Preferred Stock offered hereby;

•                                                             shares of our common stock as payment for dividends on the Preferred Stock; and

•                                                             shares of our common stock issuable upon the exercise of the Warrants offered hereby.

LEGAL PROCEEDINGS

In September 2007, we filed a declaratory judgment action, Mines Management, Inc., Newhi, Inc. and Montanore Minerals Corp. v. Tracie Fus et al., Cause No. DV 07-248 in Montana Nineteenth Judicial District Court, Lincoln County. In this action we sought a Court judgment against certain of the defendants that the unpatented mining claims of such defendants allegedly located above portions of our adit and overlapping certain of our patented and unpatented mining claims, mill sites and tunnel sites are invalid. The defendants then asserted trespass claims against us relating to our use of certain of our mining claims, millsites and the adit. The parties participated in a mediation in 2009 which resulted in a settlement with seven of the ten defendants. On March 21, 2013, the Court issued an order (i) enforcing the settlement with seven of the ten defendants, (ii) enjoining us from trespassing on certain mining claims owned by one of the defendants, and (iii) finding that the mining claim of another defendant is valid and superior to certain of our claims. The claims with respect to which we were enjoined from trespass do not overlap the adit. The mining claim that the Court determined was valid and superior to certain of our claims overlaps portions of the adit and portions of certain of our patented claims and unpatented mill sites and tunnel sites. We do not believe that this order affects our ability to use the adit or to conduct exploration and development operations as currently planned once we have obtained the required permits.

We appealed to the Montana Supreme Court, Case No. DA 13-0240, certain portions of the order. The Supreme Court ruled in favor of us remanding the case to the District Court with instructions to vacate the injunction and to conduct further proceedings. The Supreme Court reversed the District Court on the basis of lack of findings, existence of an issue of fact, lack of evidence regarding trespass and misplaced reliance on evidence that the District Court relied upon with respect to claim validity.

On remand, we filed a motion to substitute the District Court judge, which was denied. We have appealed this denial to the Montana Supreme Court.

We also filed on June 28, 2013 a condemnation action, Montanore Minerals Corp. v. Easements and Rights of Way under through and across those certain unpatented lode mining claims et al., Cause No. CV-00133-DLC, in the United States District Court for the District of Montana, Missoula Division. In this action we sought to acquire necessary easements and rights of way for the Montanore Project including for use of the adit and the construction and use of another underground tunnel and related equipment that are contemplated by the draft environment impact statement for the Montanore Project and other draft permits. The defendants include the defendant in the case referenced in the preceding paragraphs whose claim was determined to be valid and overlaps the existing adit.  We filed a motion for a preliminary condemnation order and injunction to obtain immediate access to the easements and rights-of-way and a motion to have the court declare the subject mining claims void for failure to comply with an essential federal filing requirement. The primary defendant filed a motion requesting the court to dismiss without prejudice or stay the condemnation proceeding on abstention grounds and a motion to dismiss one of the two condemnation counts.

On April 29, 2014, the U.S. District Court in Missoula granted our motion for a preliminary condemnation order, which affirms our right of access through the adit, and its right to construct another tunnel that is planned in connection with the potential construction of a mine.  In addition, the U.S. District Court granted our motion for a preliminary injunction for immediate right of possession, thereby preserving our ongoing access through the adit.  Our motion to declare the subject mining claims void was denied on abstention grounds.  The primary defendant’s motions to dismiss without prejudice or stay the condemnation proceeding on abstention grounds was denied.  The primary defendant’s motion to dismiss one of the condemnation counts was denied as moot.  The court decisions are subject to appeal.

On July 10, 2014, Frank R. Wall filed a complaint in the Montana Nineteenth Judicial District Court, Lincoln County, Montana, Frank R. Wall vs. Patent Lode Mining claims HR-133 AND HR 134, et al., arising out of the facts related to the litigation described above and claiming monetary damages, declaratory judgments and other relief.  The complaint names Mines Management, Inc. and its subsidiaries Newhi, Inc. and Montanore Minerals Corporation as defendants.  The complaint has not been served on us or our subsidiaries.  We believe the allegations of the complaint are without merit.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this Offering, we are offering                Units, consisting of an aggregate               shares of Preferred Stock and Warrants to purchase                        shares of our common stock.  Units will not be issued or certificated. The shares of Preferred Stock and the Warrants will be issued separately but will be purchased together in this Offering. We are also registering the shares of our common stock issuable upon the conversion of the Preferred Stock,               shares of our common stock as payment for dividends on the Preferred Stock, and shares of our common stock issuable upon exercise of the Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 14 in the accompanying base prospectus.

Series B 6% Convertible Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, no par value per share, of which none are presently outstanding.  Designations, rights and preferences of our preferred stock may be determined from time to time by our board of directors, without further stockholder approval. Accordingly, our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of preferred stock designated as Series B 6% Convertible Preferred Stock, and designated 4,000 shares of such preferred stock as Series B 6% Convertible Preferred Stock. Any issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The following is a brief summary of the Preferred Stock and is subject to, and qualified in its entirety by, the Certificate of Designation of Preferences, Rights and Limitations of Series B 6% Convertible Preferred Stock which will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission in connection with this Offering.

Rank. The Preferred Stock will rank above all other outstanding classes of stock with respect to dividend rights and liquidation preferences.

Dividends. Holders of the Preferred Stock are entitled to receive cumulative dividends at the rate per share of 6% per annum, which begins accruing after the closing of this Offering, and is payable quarterly in either cash out of legally available funds or in the form of our common stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of the Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus before any distributions shall be made on any other outstanding classes of stock.

Conversion. Each share of Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of our common stock determined by dividing the stated value of such Preferred Stock by the conversion price. Each share of Preferred Stock has a stated value of $1,000. The conversion price initially is $               per share of our common stock and is subject to adjustment described below. This right to convert is limited by the beneficial ownership limitation and the stockholder approval limitation described below.

Forced Conversion. The Company may cause each share of Preferred Stock to convert into shares of our common stock if (i) the volume weight average sales price for any 30 consecutive Trading Day period exceeds 150% of the then effective conversion price and (ii) the volume for each trading day during such period exceeds 70,000 shares of our common stock per trading day.

Redemption: We may be required to either (i) redeem all of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the greater of 115% of the stated value of the Preferred Stock and (b) the product of (y) the VWAP on the trading day preceding the date of the event triggering the redemption and (z) the stated value divided by the conversion price or (ii) at the option of each Holder and with respect to other event (a) redeem all of the Preferred Stock then held by such Holder for a redemption price, in shares of our common stock, equal to a number of shares of our common stock equal to the 110% of the stated value divided by 75% of the average of the 10 day volume weighted average sale’s prices immediately prior to the date of election or (b) increase the dividend rate on all of the outstanding Preferred Stock held by such Holder to 18% per annum thereafter, upon the occurrence of the following events:

i.        if we fail to provide at the registration statement or usable prospectus that permits us to issue the conversion shares underlying the Preferred Stock or which allows the holders of the Preferred Stock to sell the conversion shares, subject to a grace period of 30 calendar days in the aggregate in any 365-day period or we cannot issue the conversion shares pursuant to Section 3(a)(9) of the Securities Act;

ii.       we fail to deliver conversion shares issuable upon a conversion that comply with the provisions of the certificate of designation of the Preferred Stock prior to the seventh trading day after such shares are required to be delivered thereunder, or we provide written notice to any holders of the Preferred Stock, including by way of public announcement, at any time, of our intention not to comply with requests for conversion of any shares of Preferred Stock in accordance with the terms of certificate of designation;

iii.      we fail for any reason to pay in full the amount of cash due pursuant to a buy-in within five trading days after notice therefor is delivered;

iv.      we fail to have available a sufficient number of authorized and unreserved shares of our common stock to issue to holders of the Preferred Stock upon a conversion;

v.       we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the transaction documents, and such failure or breach shall not, if subject to the possibility of a cure by us, have been cured within 30 calendar days after the date on which written notice of such failure or breach shall have been delivered;

vi.      we redeem more than a de minimis number of junior securities other than as to repurchases of our common stock or common stock equivalents from departing officers and directors, provided that, while any of the preferred stock remains outstanding, such repurchases shall not exceed an aggregate of $150,000 from all officers and directors;

vii.     we are a party to a change of control transaction;

viii.    there shall have occurred a bankruptcy event;

ix.      our common stock shall fail to be listed or quoted for trading on a trading market for more than five consecutive trading days;

x.       the electronic transfer by us of shares of our common stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”; or

xi.      any breach of the agreements delivered to the initial holders at the closing of this Offering.

Stockholder Approval. If the Company has not obtained shareholder approval as required by the NYSE MKT and the TSX with respect to the transaction contemplated by this Offering, then the Company may not issue, (i) upon conversion of the Preferred Stock or (ii) in payment of dividends on such Preferred Stock, a number of shares of our common stock which, when aggregated with (i) any shares of our common stock issued on or after the original issue date and prior to such conversion date (A) in connection with any conversion of Preferred Stock and (B) in connection with the exercise of any Warrants, would exceed 5,839,368 shares of our common stock.  In addition, until the applicable shareholder approval is obtained, the conversion price of the Preferred Stock will not be subject to full ratchet anti-dilution adjustment in the event we issue any convertible debt or equity below the then-current conversion price.

Beneficial Ownership Limitation. We shall not effect any conversion of the Preferred Stock or pay any interest , and a holder shall have no right to convert any portion of Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of our common stock upon such conversion.  Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules and regulations promulgated thereunder.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of our common stock on shares of our common stock or any other common stock equivalents, subdivide or combine outstanding our common stock, or reclassify our common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of our common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Subsequent Equity Sales.  Subject to stockholder approval and certain exempt issuances, if we sell or grant any option to purchase or sell or grant any right to reprice or otherwise dispose of or issue any Commons Stock (or any security convertible into our common stock) at a lower price per share than the Preferred Stock conversion price, then the conversion price shall be reduced to match the lower price.

Rights Offerings. If we issue common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of our common stock, a holder of Preferred Stock will be entitled to acquire, without regard to any limitations, subject to the beneficial ownership limitation described above, such common stock equivalents or rights that such holder could have acquired if such holder had held the number of shares of our common stock issuable upon complete conversion of Preferred Stock immediately prior to the date a record is taken for such issuance.

Pro Rata Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise at any time after the issuance of this Preferred Stock, then, in each such case, the holder of Preferred Stock shall be entitled to participate in such dividend or distribution to the same extent that the holder of the Preferred Stock would have participated therein if the holder had held the number of shares of our common stock acquirable upon complete conversion of this Preferred Stock.

Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent conversion of the Preferred Stock, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Preferred Stock is convertible immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of the common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

Voting Rights. Except as otherwise provided below or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Preferred Stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares of our common stock will be issued upon conversion of Preferred Stock. Rather, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

Shares of the Preferred Stock issued under this prospectus will be fully paid and nonassessable upon issuance.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants and is subject in all respects to the provisions contained in the Warrants.

Form.    The Warrants will be issued pursuant to one or more warrant agreements executed by us. You should review a copy of the form of warrant agreement, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this Offering, for a complete description of the terms and conditions applicable to the Warrants.

Duration and Exercise Price. The Warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of            shares of our common stock at an initial exercise price per share of our common stock of $         . The Warrants will be exercisable beginning on their original issuance and at any time up to the date that is fifty two months from the date of their issuance. The Warrants will be issued separately from the Preferred Stock, and may be transferred separately immediately thereafter. The Warrants will be issued in certificated form only.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of our common stock on shares of our common stock or any other common stock equivalents, subdivide or combine outstanding our common stock, or reclassify our common stock, the exercise price will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of shares of our common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Rights Offerings. If we issue common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of our common stock, a holder of the Warrants will be entitled to acquire, without regard to any limitations, subject to the beneficial ownership limitation described above, such common stock equivalents or rights that such holder could have acquired if such holder had held the number of shares of our common stock issuable upon complete exercise of such holder’s Warrants immediately prior to the date a record is taken for such issuance.

Fundamental Transaction. If we effect a fundamental transaction, then upon any subsequent exercise of the Warrants, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Warrant is exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of the common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

Exercisability.    The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of our common stock after exercise.

Cashless Exercise. If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Warrant.

Transferability.    Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.    We do not plan to list the Warrants on the NYSE MKT or the TSX, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder.    Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Waivers and Amendments. Subject to certain exceptions, any term of the Warrants may be amended or waived with our written consent and the written consent of the holders of at least a majority of the then-outstanding Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of our Units, Preferred Stock, Warrants, and our common stock. This summary is based upon U.S. federal income tax laws in effect on the date of this prospectus, which is subject to change or different interpretations, possibly with retroactive effect. This summary does not describe all of the potential tax considerations that may be relevant in light of a holder’s particular circumstances nor does it apply to you if you are a holder with a special status, such as:

•                  a person that owns (or has owned), or is treated as owning (or having owned) under certain ownership attribution rules, 10% or more of our voting shares;

•                  a broker, dealer or trader in securities or currencies;

•                  a bank, mutual fund, life insurance company or other financial institution;

•                  a tax-exempt organization;

•                  a qualified retirement plan, individual retirement account or other tax-deferred account;

•                  a person that holds Preferred Stock, Warrants, or our common stock as part of a straddle, hedge, constructive sale or other integrated transaction for tax purposes;

•                  a partnership, S corporation, small business investment company or other pass-through entity;

•                  an investor in a partnership, S corporation, small business investment company or other pass-through entity;

•                  a U.S. expatriate;

•                  a person whose functional currency for tax purposes is not the U.S. dollar; and

•                  a person liable for alternative minimum tax.

This summary is limited to holders that purchase the Preferred Stock and the Warrants included in the Units in the Offering and acquire our common stock received upon conversion of such Preferred Stock or exercise of such Warrants, and who hold Preferred Stock, Warrants, and such common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). Further, it does not include any description of any estate, gift, or generation-skipping tax consequences or the tax consequences of any state, local, or foreign tax laws. This summary is based on the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, all as in effect on the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership and disposition of Preferred Stock, Warrants, or our common stock.

As used in this prospectus, the term “U.S. Holder” means:

•                  a citizen or resident of the United States;

•                  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•                  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•                  a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Preferred Stock, Warrants or our common stock, the tax treatment of such partnership and the partners will generally depend upon the status and tax situs of each of the partners and upon the activities of the partnership. A partner of a partnership that owns or may acquire Preferred Stock, Warrants or our common stock should consult with his or her tax advisors regarding the specific tax consequences of the acquisition and ownership of Preferred Stock, Warrants or our common stock

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of our securities that is not a U.S. Holder.

WE URGE ALL PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF, PREFERRED STOCK, WARRANTS, AND OUR COMMON STOCK.

General

Each share of Preferred Stock and Warrant to purchase          shares of our common stock should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of Preferred Stock and a Warrant to acquire          shares of our common stock. The purchase price paid for each share of Preferred Stock and Warrant to purchase            shares of our common stock must be allocated between the shares of Preferred Stock and the Warrants based on their respective relative fair market values. We will determine this allocation based upon our determination, which we will complete following the closing of the Offering, of the relative values of the Preferred Stock and the Warrants. This allocation will be reported to any person to which we transfer investment units that acts as a custodian of securities in the ordinary course of its trade or business, or that effects sales of securities by others in the ordinary course of its trade or business, and may be reported to the IRS by such persons. This allocation is not binding on you, the IRS or the courts. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the purchase of Preferred Stock and Warrants and the allocation of the purchase price paid between the Preferred Stock and the Warrants purchased.

We anticipate that the Preferred Stock will be classified as equity for U.S. federal income tax purposes, and we will treat the Preferred Stock as such.  The remainder of this discussion assumes that the Preferred Stock will be equity for federal income tax purposes.

Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Preferred Stock, Warrants and our common stock that the Preferred Stock and the Warrants are convertible and exercisable into, as applicable.

Distributions on Preferred Stock or Our Common Stock

Distributions on Preferred Stock or our common stock, including any constructive distributions a U.S. Holder may be deemed to receive (see “U.S. Holders — Adjustment to Exercise Price,” below), will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Preferred Stock or common stock, and any remaining excess will be treated as capital gain from a sale or exchange of our shares of common stock, subject to the tax treatment described below in “—Sale, Exchange or Other Disposition of Shares of Preferred Stock, Warrants, or Our Common Stock.”

Dividends received by a corporate U.S. Holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Sale, Exchange or Other Disposition of Shares of Preferred Stock, Warrants or Our Common Stock

Upon the sale, exchange or other disposition of Preferred Stock (other than by conversion), Warrants or our common stock, including common stock received upon conversion of the Preferred Stock and the exercise of a Warrant, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized upon such event and the U.S. Holder’s adjusted tax basis in the Preferred Stock, Warrants, or common stock. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Preferred Stock, Warrants or common stock exceeds one year, and will otherwise be short-term capital gain or loss.

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the conversion of Preferred Stock or exercise of a Warrant, a U.S. Holder may be deemed to have received a constructive distribution that the  U.S. Holder would be required to recognize as dividend income.

Tax Rates Applicable to Ordinary Income and Capital Gains

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally taxable at rates of up to 39.6%. Long-term capital gains of non-corporate U.S. Holders are subject to a maximum rate of 20%.

Conversion of Preferred Stock

A U.S. Holder’s conversion of Preferred Stock into shares of our common stock should be a non-taxable exchange of the Preferred Stock for U.S. federal income tax purposes except:

•                  to the extent that the Preferred Stock has accrued dividends at the time of the conversion, and, as a result of converting the accrued dividends, the U.S. Holder’s proportionate interest in the assets or earnings and profits of the Company increased, in which event the U.S. Holder will be treated as receiving a constructive distribution with respect to such increase;

•                  with respect to cash, if any, received in lieu of a fractional share of stock, which will generally be taxed as proceeds from a disposition of such fractional share.

For purposes of the first bullet point above, an increase in a U.S. Holder’s proportionate interest will be deemed to occur in any case where the fair market value or the liquidation preference, whichever is greater, of the common stock received in the exchange, exceeds the issue price of the stock surrendered.  In such event, the U.S. Holder should be deemed to receive a distribution equal to the lesser of (i) the amount by which the fair market value or the liquidation preference, which is greater, of the common stock received in the exchange, exceeds the issue price of the Preferred Stock surrendered, or (ii) the amount of accrued, unpaid dividends on the converted Preferred Stock.  The amount of such deemed dividend should be taxable in the manner described above under “Distributions on Preferred Stock or Our Common Stock.”

A U.S. Holder’s holding period for shares of our common stock acquired upon a conversion of Preferred Stock should generally include the period during which the U.S. Holder owned the Preferred Stock, except that a U.S. Holder’s holding period for shares treated as constructively distributed with respect to accrued but unpaid dividends (as described in the first bullet point above) should begin on the day after the date of receipt. The adjusted tax basis of stock received on conversion, other than shares of stock attributable to declared but unpaid dividends, generally should equal the adjusted tax basis of the Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares exchanged for cash). A U.S. Holder’s adjusted tax basis in any shares of our common stock treated as received as a distribution upon conversion should be the fair market value of such common stock on the conversion date.

Exercise or Lapse of Warrants

Except as discussed below with respect to the net exercise of a Warrant (referred to herein as a “cashless exercise”), upon the exercise of a Warrant, a U.S. Holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. Holder’s tax basis in the Warrant plus the exercise price of the Warrant. The holding period for the common stock purchased pursuant to the exercise of a Warrant will begin on the date following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to the adjusted tax basis of the Warrant. Such loss will be long-term capital loss if the Warrant has been held for more than one year as of the date the Warrant lapsed. The deductibility of capital losses are subject to certain limitations.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free (except with respect to any cash in lieu of fractional shares) either because the exercise is not a gain realization event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common stock received would equal the U.S. Holder’s basis in the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the Warrant. If the cashless exercise were otherwise treated as not being a gain realization event, the holding period in the shares of our common stock might be treated as commencing on the date following the date of exercise

(or possibly the date of exercise) of the Warrant. We expect to treat such an exchange as a tax-free recapitalization for U.S. federal income tax purposes.

It is possible, however, that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have exchanged, for cash equal to their fair market value, a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. In this case, a U.S. Holder would recognize gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such Warrants deemed surrendered. Alternatively, a U.S. Holder may recognize gain or loss in an amount equal to the fair market value of all the Warrants surrendered in the exercise less the U.S. Holders tax basis in such Warrants. In either such case, gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. Holder’s holding period of the Warrants at the time of the exchange exceeded one year, and the U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s tax basis in the Warrants deemed exercised plus the amount of gain recognized in the exchange. A U.S. Holder’s holding period for the common stock received would commence on the date following the date of exercise of the Warrant.

A U.S. Holder’s receipt of cash in lieu of a fractional share of common stock in connection with a net exercise of Warrants will generally be treated as if the U.S. Holder received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in the recognition of capital gain or loss equal to the difference between the amount of cash received and the adjusted tax basis in the Warrant that is allocable to the fractional share deemed to have been received. However, such capital gain or loss should not duplicate any gain or loss that is otherwise recognized with respect to the exercise of such Warrant.

DUE TO THE ABSENCE OF AUTHORITY ON THE U.S. FEDERAL INCOME TAX TREATMENT OF A CASHLESS EXERCISE OF WARRANTS, THERE CAN BE NO ASSURANCE WHICH, IF ANY, OF THE ALTERNATIVE TAX CONSEQUENCES AND HOLDING PERIODS DESCRIBED ABOVE WOULD BE ADOPTED BY THE IRS OR A COURT. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF A CASHLESS EXERCISE OF WARRANTS.

Surtax on Net Investment Income

A surtax of 3.8% applies to the “net investment income” of an individual taxpayer who recognizes adjusted gross income, subject to certain modifications, in excess of $200,000 ($250,000 for a joint return or sa surviving spouse, and $125,000 for a shareholder who is married and files separately) during a tax year. Net investment income generally will include, among other things, dividends and net gain from disposition of property (other than property held in a non-passive trade or business). Net investment income is reduced by deductions properly allocable to such income.

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of Preferred Stock, Warrants, or our common stock.

Distributions

Distributions on Preferred Stock or our common stock, including any constructive distributions a Non-U.S. Holder may be deemed to receive (see “U.S. Holders — Adjustment to Exercise Price,” below), will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in the Preferred Stock or common stock, and any remaining excess will be treated as gain realized from the sale or exchange of Preferred Stock of our common stock, the treatment of which is described below under the section entitled “—Sale, Exchange or Other Disposition of Preferred Stock, Warrants, or Our Common Stock.” Subject to the discussion below under “Foreign Accounts,” dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. If a dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is also attributable to a United States permanent establishment maintained by such Non-U.S. Holder), the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below).

Instead, such dividends will be subject to U.S. federal income tax imposed on net income on the same basis that applies to United States persons generally. A corporate Non-U.S. Holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

Non-U.S. holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

To claim the benefit of a tax treaty or to claim exemption from withholding on the ground that income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide a properly executed form, generally on IRS Form W-8BEN for treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends. These forms must be periodically updated. Non-U.S. Holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Preferred Stock, Warrants or Our Common Stock

Subject to the discussion below under “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax and, in certain cases, withholding tax on the sale, exchange or other disposition of Preferred Stock, Warrants, or our common stock unless:

•                  the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an applicable tax treaty requires, is also attributable to a United States permanent establishment maintained by such Non-U.S. Holder);

•                  in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for U.S. federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied; or,

•                  we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the same manner as gain is taxable to U.S. Holders. Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty) on any gain recognized on the sale, exchange or other disposition Preferred Stock, Warrants, or our common stock, which may be offset by certain U.S.-source capital losses (even though such individual is not considered a resident of the United States).

With respect to the third bullet point above, a U.S. corporation is generally a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we currently are a USRPHC. Even though we are a USRPHC, so long as our common stock is regularly traded on an established securities market, under applicable U.S. Treasury regulations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of shares of Preferred Stock, Warrants, or our common stock, unless the Non-U.S. Holder has owned, directly or by attribution, more than 5% of our common stock during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period (a “greater than 5% stockholder”).

If gain realized by a Non-U.S. Holder is described in the third bullet point above, or if the Non-U.S. Holder is a greater than 5% stockholder and we were a USRPHC (as described above) at any time during the relevant period, such holder generally will be taxed on the net gain derived from a sale in the same manner as U.S. Holders generally. In addition, if we were a USRPHC during the relevant period, a Non-U.S. Holder that is a greater than 5% shareholder may be subject to a 10% withholding tax applied to the gross proceeds received. Any amount withheld as discussed above may be applied as a credit against the Non-U.S. Holder’s U.S. federal income tax liability. Non-U.S. Holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Conversion of Preferred Stock and Exercise or Lapse of a Warrant

With respect to a Non-U.S. Holder that would be subject to U.S. federal income taxation upon a taxable disposition of Preferred Stock or a Warrant (see “Sale, Exchange or Other Disposition of Preferred Stock, Warrants or Our Common Stock,” above), the U.S. federal income tax treatment of a Non-U.S. Holder’s conversion of Preferred Stock, and the exercise or lapse of a Warrant (including a net exercise of Warrants), generally will correspond to the U.S. federal income tax treatment accorded a U.S. Holder as described above under “U.S. Holders - Conversion of Preferred Stock” and “U.S. Holders - Exercise or Lapse of a Warrant,” respectively.

Information Reporting and Backup Withholding Tax

Information reporting and backup withholding (currently at a 28% rate) may apply to dividends paid with respect to Preferred Stock and our common stock and to proceeds from the sale, exchange or other disposition of Preferred Stock, Warrants, and our common stock. In certain circumstances, a holder  may avoid information reporting and backup withholding if they certify under penalties of perjury as to their status as Non-U.S. Holders or otherwise establish an exemption and certain other requirements are met. Holders of our securities should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a holder of our securities generally may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the Internal Revenue Service.

Foreign Accounts

A 30% withholding tax will apply to dividends and gross proceeds from the sale or other disposition of our stock paid to (i) foreign financial institutions (as defined in section 1471 of the Code) unless they agree to collect and disclose to the IRS information regarding direct and indirect U.S. account holders, and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In certain circumstances, an account holder may be eligible for refunds or credits of such taxes. Under the applicable Treasury regulations, withholding described in this paragraph generally will apply to payments of dividends on our common stock made on or after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017. We will not pay any additional amounts in respect to any amounts withheld.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF PREFERRED STOCK, WARRANTS, OR OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the placement agent in connection with this Offering subject to the terms and conditions of a placement agent agreement. The placement agent may engage selected dealers to assist in the placement of the Units. The placement agent is not purchasing or selling any of the Units offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Units. The placement agent has agreed to use its commercially reasonable efforts to arrange for the sale of all of the Units offered hereby. We will enter into one or more securities purchase agreements directly with investors in connection with this Offering and we may not sell the entire amount of the Units offered pursuant to this prospectus supplement and the accompanying prospectus. The purchase price for the Units has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6% percent of the gross proceeds in this Offering.

The following table shows per Unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Units offered hereby:

Per Unit	$
Total	$

Because there is no minimum offering amount required as a condition to closing in this Offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. In addition, we have agreed to reimburse the placement agent for up to a maximum amount of $100,000 for its reasonable legal fees and disbursements. In accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, in no event may the maximum compensation payable to FINRA members and independent broker-dealers exceed 8.0% of the gross proceeds of this offering.

Our obligation to issue and sell the Units to the purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. The purchasers’ obligation to purchase the Units is subject to the conditions set forth in the securities purchase agreements as well, which may also be waived.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents’ fee, will be approximately $                  , which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and our officers and directors have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell,  contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18-days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement or securities purchase agreements, copies of which are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where To Find Additional Information” on page S-33 of this prospectus supplement.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by any placement agent acting as a principal. Under these rules and regulations, the placement agent:

•      must not engage in any stabilization activity in connection with our securities; and

•      must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution

Passive Market Making

In connection with this Offering, the placement agent and any selling group members may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of the Preferred Stock or the Warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with this Offering.

INTEREST OF EXPERTS

Our audited consolidated financial statements as of and for the years ended December 31, 2012 and 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by the independent registered public accounting firm Tanner LLC. Tanner LLC is independent of us in accordance with the rules of the Public Company Accounting Oversight Board and in accordance with the applicable rules and regulations of the SEC. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Tanner LLC as an expert in accounting and auditing.

The statements as to our mineralized material and information relating to our Montanore Property which appear or are incorporated by reference herein, have been derived from reports, statements, or opinions prepared or certified by Steve Ristorcelli and David C. Fitch of MDA and Chris Kaye and Geoffrey Challiner of Mine and Quarry Engineering Services, Inc. and have been so included or incorporated in reliance on such companies’ and persons’ expertise. Each of Steven Ristorcelli, David C. Fitch, Chris Kaye and Geoffrey Challiner is an independent “Qualified Person,” as such term is defined in Canadian National Instrument 43-101.

None of Steven Ristorcelli, David C. Fitch, MDA, Chris Kaye, Geoffrey Challiner and Mine and Quarry Engineering Services, Inc., each being companies or persons who have prepared or certified the preparation of reports, statements or opinions relating to our mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common stock.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Rooms. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.minesmanagement.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus or any other report or documents we file with or furnish to the SEC.

In addition, because we are traded on the Toronto Stock Exchange, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym “SEDAR.” Information filed on SEDAR does not constitute part of this prospectus supplement, the accompanying base prospectus or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we can disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains the accompanying base prospectus and until the Offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014;

•                  Our Proxy Statement on Schedule 14A filed in connection with our annual meeting of shareholders schedules to be held on June 12, 2014, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 30, 2014; and

•                  The description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999, including any amendment or report filed for the purposes of updating such description.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, at no cost, by writing or telephoning to:

Mines Management, Inc.
905 W. Riverside Avenue, Suite 311
Spokane, Washington 99201
Attn: Nicole Altenburg, Controller and Principal Financial Officer
(509) 838-6050

PROSPECTUS

MINES MANAGEMENT, INC.

$65,000,000

Common Stock

Preferred Stock Purchase Rights

Preferred Stock

Warrants

Convertible Debt Securities

Senior Debt Securities

Subordinated Debt Securities

Rights

Units

Mines Management, Inc. may offer and sell from time to time up to $65,000,000 of its shares of common stock, par value $0.001, preferred stock purchase rights, shares of preferred stock, without par value, warrants, convertible debt securities, debt securities, rights or units or any combination of these securities, in one or more transactions on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities that we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, including the offering price of the securities. The supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus before you invest in our securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is listed on the NYSE MKT LLC, which we refer to in this prospectus as the NYSE MKT, under the symbol “MGN” and on the Toronto Stock Exchange under the symbol “MGT.” As of August 23, 2013, the closing price for our common stock on the NYSE MKT was $0.88 per share and the closing price on the Toronto Stock Exchange was Cdn$0.90 per share. As of August 23, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $23,659,804, which was calculated based on 26,886,141 shares of outstanding common stock held by non-affiliates and on a price per share of $0.88, the closing price of our common stock on the NYSE MKT on August 23, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2013.

As used in this prospectus, the terms “Mines Management,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Mines Management, Inc. or to one or more of Mines Management, Inc.’s consolidated subsidiaries or to Mines Management, Inc. and its consolidated subsidiaries, taken as a whole. When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

References in this prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC, using a “shelf” registration process on Form S- 3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $65,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s website, located at www.sec.gov or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

In addition, because we are traded on the Toronto Stock Exchange, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym “SEDAR.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013, and our Quarterly Reports on Form 10-Q, filed with the SEC on May 15, 2013 and August 14, 2013;

•                  our Proxy Statement on Schedule 14A filed in connection with our annual meeting of shareholders held on June 13, 2013, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 30, 2013;

•                  our Current Reports on Form 8-K, filed with the SEC on March 22, 2013, April 1, 2013 and June 17, 2013; and

•                  the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of the registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

You may receive a copy of any of these filings, at no cost, by writing or calling Douglas D. Dobbs, President, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050 or by contacting the SEC as described above.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF

MEASURED, INDICATED AND INFERRED RESOURCES

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” that are used in documents incorporated by reference into this prospectus are defined in and required to be disclosed by Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects, commonly known as NI 43-101; however, these terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable or will ever be upgraded to a higher category. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, information included or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus contains descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under only United States federal securities laws and the rules and regulations promulgated thereunder.

RATIO OF EARNINGS TO FIXED CHARGES

We are engaged in the business of acquiring and exploring mining properties. None of our properties is currently in production, and, consequently, we have incurred losses from operations and generated negative cash flows from operations. Accordingly, no ratios are shown for any of the years ended December 31, 2008, 2009, 2010, 2011 and 2012, as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2008, 2009, 2010, 2011 or 2012, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, which we sometimes refer to in this prospectus as the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, business, prospects, plans, objectives, goals, potential acquisitions, strategies, future events, capital expenditures, and exploration efforts. The use of any statements containing the words “development,” “intend,” “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “should” or similar expressions are intended to identify such statements. These include, but are not limited to, the following:

•                  comments regarding further exploration and evaluation of the Montanore Project, including drilling activities, feasibility determinations, including those in the Preliminary Economic Assessment, engineering and environmental studies, environmental, reclamation and permitting requirements and the process and timing and the costs associated with the foregoing;

•                  the process and timing associated with the permitting process, including the issuance of biological opinions, a final environmental impact statement and a record of decision and completion of wetland mitigation plans;

•                  estimates of mineralized material;

•                  financing needs, including the financing required to fund the final phases of the advanced exploration and delineation drilling program and bankable feasibility study;

•                  sources of financing;

•                  the sufficiency of working capital to complete the rehabilitation of the Libby adit and commence delineation drilling;

•                  planned expenditures and cash requirements for 2013;

•                  efforts to reduce costs, including reducing manpower;

•                  results of the hydrological model and the effects thereof;

•                  the search for potential exploration and development opportunities in the mining industry and the chance of success of any exploration project;

•                  the possibility of challenges by environmental groups or others to our permitting efforts or planned exploration, development or mining activities;

•                  potential completion of a bankable feasibility study and the costs associated therewith; and

•                  markets for silver and copper.

We believe the expectations reflected in those forward looking statements are reasonable. However, we cannot assure that the expectations will prove to be correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors set forth below and other factors set forth in this report:

•                  the availability of experienced employees;

•                  uncertainties associated with developing new mines or mining operations;

•                  the absence of any history of production;

•                  the history of losses, which we expect to continue for the foreseeable future;

•                  uncertainties associated with acquiring new mining properties, including uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and the ability to manage acquired assets or to achieve the goals of the acquisition;

•                  the absence of proven or probable reserves, and uncertainty regarding whether reserves will be established at our Montanore Project;

•                  the speculative nature of exploration for mineral resources, including variations in ore grade and other characteristics affecting mining and mineral recoveries which involves substantial expenditures and is frequently non- productive;

•                  the need for additional financing to complete the underground evaluation program and to develop the Montanore Project;

•                  financial market conditions and the availability of financing, or its availability on terms acceptable to us;

•                  the availability, terms, conditions, costs, timing of, or delays in receiving required governmental permits and approvals;

•                  the competitive nature of the mining industry;

•                  risks inherent in the mining process, including geological, technical, permitting, mining and processing problems;

•                  worldwide economic and political events affecting the supply of and demand for silver and copper and volatility in the market price for silver and copper;

•                  ongoing reclamation obligations on the Montanore Project properties;

•                  significant government regulation of mining activities;

•                  uncertainty regarding changes in mining or environmental laws that could increase costs and impair our ability to develop our properties;

•                  environmental risks;

•                  uncertainty regarding title to some of our properties;

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•                  anti-takeover provisions in our articles of incorporation and bylaws and under Idaho law, which may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our stockholders;

•                  the volatility of the market price of our common stock;

•                  the intention not to pay any cash dividends in the foreseeable future;

•                  the potential depressive effect of past issuances of common stock on the market price of our common stock;

•                  future dilution of shareholders by the exercise of options, and the depressive effect on the stock price of the existence of a significant number of outstanding options; and

•                  obligations under a long-term contract to sell our silver production.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2012.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

GLOSSARY OF TERMS

Guide 7 Definitions
Mineralized material	The term “mineralized material” refers to material that is not included in reserves as it does not meet all of the criteria for adequate demonstration of economic or legal extraction.
Reserves	The term “reserves” refers to that part of a mineral deposit which could be economically and legally extracted or produced.
Non-reserves	The term “non-reserves” refers to mineralized material that is not included in reserves as it does not meet all of the criteria for adequate demonstration of economic or legal extraction.
Exploration stage	An “exploration stage” prospect is one which is not in either the development or production stage.
Development stage

A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for extraction but which is not yet in production. This stage occurs after completion of a bankable feasibility study.

Production stage	A “production stage” project is one actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.
Additional Definitions
Adit	A horizontal tunnel or drive, open to the surface at one end, which is used as an entrance to a mine.
Axis	Intersection of the axial plane of a fold with a particular bed; axial line.
Bankable feasibility study

A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail such that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

Guide 7 Definitions
Bornite	An isometric mineral, 1[Cu5 FeS4]; metallic; brownish bronze tarnishing to iridescent blue and purple; in hypogene and contact metamorphic deposits and mafic rocks; a valuable source of copper.
Chalcocite	A monoclinic mineral, 96[Cu2 S]; pseudohexagonal, metallic gray-black with blue to green tarnish; a secondary vein mineral; an important source of copper.
Development	Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.
Dip	The angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.
Drift	A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.
Exploration	Work involved in searching for ore, usually by drilling or driving a drift.
Galena	A sulphide mineral of lead, being a common lead ore mineral.
Grade	The average assay of a ton of ore, reflecting metal content.
Horizon	In geology, any given definite position or interval in the stratigraphic column or the scheme of stratigraphic classification; generally used in a relative sense.
Host rock	The rock surrounding an ore deposit.
Interbed	Occurring between distinct rock layers or strata.
Lode	A vein of mineral ore deposited between clearly demarcated layers of rock.
Metasediment	A sedimentary rock which shows evidence of having been subjected to metamorphism.
Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.
Mineralization	The presence of economic minerals in a specific area or geological formation.
Ore	Material that can be mined and processed that provides a positive cash flow.
Patented mining claim

A patented mining claim is one for which the federal government of the United States has passed its title to the claimant, making it private land. A person may mine and remove minerals from a mining claim without a mineral patent. However, a mineral patent gives the owner exclusive title to the locatable minerals. It also gives the owner title to the surface and other resources.

Precambrian	All geologic time before the Paleozoic era.
Prospect	A mining property, the value of which has not been determined by exploration.
Quartzite	A metamorphic rock formed by the transformation of a sandstone rock by heat and pressure.
Reclamation	The restoration of a site after mining or exploration activity is completed.
Recovery	The percentage of valuable metal in the ore that is recovered by metallurgical treatment.
Siltite

An indurated silt having the texture and composition of shale but lacking its fine lamination or fissility; a massive mudstone in which the silt predominates over clay; a nonfissile silt shale. It tends to be flaggy, containing hard, durable, generally thin layers, and often showing various primary current structures.

Stope	An excavation in the form of steps made by the mining of ore from steeply inclined or vertical veins.
Stratabound	A situation in which mineralization is essentially contained in or confined to a particular sedimentary or volcanic unit.
Stratigraphy	The branch of geology which studies the formation, composition, sequence and correlation of the stratified rock as parts of the earth’s crust.
Strike	The direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface.
Sulfide	A compound of bivalent sulfur with an electropositive element or group, especially a binary compound of sulfur with a metal.
Tailings	Material rejected from a mill after the recoverable valuable minerals have been extracted.
Trend	The direction, in the horizontal plane, or a linear geological feature (for example, an ore zone), measured from true north.

Guide 7 Definitions
Unpatented mining claim

A parcel of property located on federal lands pursuant to the General Mining Law of 1872 and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government of the United States. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

Vein	A mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.

OUR BUSINESS

Overview

We are engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. The Company was incorporated under the laws of the State of Idaho on February 20, 1947. The Company’s executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201.

The Company’s principal mineral property interest, the Montanore Project, is held by its wholly owned subsidiaries, Newhi, Inc. and Montanore Minerals Corp. The Company’s properties, including the Montanore property, are currently in the exploration stage; none of its properties are currently in production. The Company has commenced re-permitting of the Montanore Project and is determining its feasibility for development.

Since 2003, we have spent approximately $62.0 million on evaluation and updating of data, including that originating from previous owners, permitting activities, acquisition of equipment, construction of site infrastructure, and development and construction of a dewatering system. As currently planned, the advanced exploration and delineation drilling program includes the following:

•                  Development and advancement of the Libby adit by 3,000 feet to access the Montanore deposit;

•                  Drifting of approximately 10,000 feet and establishment of drill stations; and

•                  Diamond core drilling of approximately 50 holes totaling approximately 50,000 feet.

Results of the drilling program, if successful, would provide data to support the completion of a bankable feasibility study and further optimization of the mine plan. The advanced exploration and delineation drilling program, through completion of a bankable feasibility study, is expected to cost an additional $20.0 to $25.0 million.

On April 5, 2012, we entered into an Exploration Earn-In Agreement with Estrella Gold Corporation (“Estrella”) pursuant to which we could acquire 75% of the La Estrella silver and gold exploration property in Peru, approximately 230 kilometers southeast of Lima. La Estrella is an advanced exploration stage project which contains an epithermal, volcanic-hosted gold-silver system with associated base-metal mineralization. The terms of the agreement allow the Company through its subsidiary, Minera Montanore Peru, SAC, to earn 75% of the La Estrella property by expending $5.0 million on exploration activities and making annual cash payments to Estrella of $0.1 million on the first anniversary of execution of the agreement and $0.2 million on each of the following anniversaries of such execution until the earn-in has been completed.

Montanore Property

The Montanore Project is located in Sanders and Lincoln Counties in northwestern Montana and consists of ten patented mining claims and 825 unpatented mining claims owned by the Company. The unpatented mining claims are held subject to a $140 per claim annual maintenance fee paid to the federal government. From 1988 to 2002, the Montanore property was owned by Noranda Minerals Corporation (“Noranda”). During that time the Project received an approved environmental impact statement (“EIS”) and all of its primary environmental permits. From 1988 to 2002, the Company held royalty rights to a portion of the deposit. In 2002, Noranda announced that it was abandoning the Project, and subsequently transferred to the Company by quitclaim deed the patented and unpatented mining claims that control the mineral rights, and all drill core and intellectual property including geologic, environmental and engineering studies, relating to the Montanore Project.

The Company’s ownership of the Montanore deposit stems primarily from its ownership of two patented mining claims, identified as HR 133 and HR 134, which cover the surface outcrop or “apex” of the gently dipping mineralized beds. According to U.S. mining law, the holders of claims covering the apex of a dipping, tabular deposit own the minerals to depth, even if the deposit passes from beneath the apex claim. For the Company’s claims at Montanore, these “extralateral rights” have been confirmed by the U.S. Secretaries of Agriculture and Interior and upheld in U.S. District Court. In addition to the patented apex claims, the Company owns unpatented claims located along the fault which bounds the southwestern margin of the deposit and extends outside of the western border of the Cabinet Wilderness Area.

The Company’s property holdings for operational access and infrastructure support for the Project are located to the east of the deposit, south of the town of Libby, and are accessed from Libby by about 16 miles of secondary road up Libby Creek. The apex of the deposit can be reached from Noxon, the nearest town, by taking State Highway 200 about 2 miles to the east and then north about 5 miles on a secondary graveled road to the junction of the west and east forks of Rock Creek. From this point it is about a 4-mile hike up a Jeep trail behind a locked USFS gate to the deposit outcrop. The deposit outcrops near the border of, and, other than the outcrop that occurs on the patented claims HR 133 and HR 134, lies entirely within the Cabinet Wilderness Area. Because any future mining of the deposit would take place underground and the Company has access to the deposit from outside the Cabinet Wilderness Area (our patented mining claims and certain other mineral rights predate the wilderness area designation), we do not believe that any future mining or associated surface activity would have a material impact on the wilderness area.

On May 31, 2006, we acquired title to the properties providing access to the portal of the Libby adit, along with the State Hard Rock Operating Permit #150 that authorizes certain exploration activities, and the Montana Pollution Discharge Elimination System (“MPDES”) water discharge permit. The Libby adit was constructed to 14,000 feet in the early 1990s by Noranda. Construction of the adit was discontinued in 1991 about 3,000 feet short of the deposit. Subsequently, reclamation activities were initiated, including removal of all infrastructure and installation of a plug in the portal to the adit.

We obtained approval from the Montana Department of Environmental Quality (“MDEQ”) to reopen the adit in 2006, and proceeded with excavation of the portal and analysis of the portal site, followed by installation of surface and underground infrastructure, including a water treatment plant to treat the water discharged from the adit. We conducted dewatering and rehabilitation of the first approximately 7,200 feet of the adit before ceasing that work at the request of the U.S. Forest Service, which is overseeing the federal re- permitting process. We are currently awaiting issuance of the Record of Decision approving a plan of operations from federal and state agencies before resuming underground activities as part of the evaluation program.

Before we are able to advance the Montanore Project to advanced exploration and delineation drilling, we must obtain the requisite approvals and permits from the U.S. Forest Service (“USFS”), MDEQ, the U.S. Fish and Wildlife Service (“USFWS”), and the Army Corps of Engineers (“USACE”). As part of the re-permitting process, a draft EIS was issued by the USFS and MDEQ in the first quarter of 2009. Following the comment period, the agencies determined that a supplemental draft EIS was necessary and this was completed in September 2011. The public comment period for the supplemental draft EIS closed in December 2011. The agencies have developed responses to comments and are currently working on a biological opinion, which is expected to be followed by completion of the final EIS and a Record of Decision. When these permits have been received, we should be able to proceed with the underground evaluation program.

Geology

The Montanore Project contains a strata-bound silver-copper deposit occurring in the Revett Formation, which is part of an extensive series of Precambrian- aged metasedimentary rocks belonging to the Belt Supergroup. The Revett Formation has been subdivided into three members (upper, middle and lower) based on the contained amounts of quartzite, silty quartzite and siltite. The lower Revett, which hosts the mineralized horizons, is composed primarily of quartzite with lesser interbeds of siltite and silty quartzite.

The silver-copper mineralization at Montanore is strata-bound in the upper portions of the lower Revett Formation. Copper and silver values are carried predominately in the minerals bornite, chalcocite, chalcopyrite and native silver in variable proportions and concentrations. Sulfide content of the mineralized rock rarely exceeds 3% to 4% and is commonly 1% to 2%.

The mineralized zone crops out at the surface and extends down dip at least 12,000 ft to the north-northwest. The mineralization is open ended in the down dip direction. Mineralization occurs in at least two sub-parallel horizons separated by a silver- and copper-deficient zone containing low-grade lead in the form of galena. The two horizons are identified as the B1 for the upper zone and the B for the lower and more extensive zone. Both zones dip to the northwest between 15 degrees and 30 degrees, with an average of just over 15 degrees. The width of the main (B) horizon, in plan view, is defined by a fault on one side and a fold axis on the other, and varies from 804 feet to 3,540 feet. The property boundaries, however, limit the controlled portion of the deposit to a maximum of 2,000 feet. The average thickness for each of the two horizons is 35 feet, depending upon cutoff.

Permitting and Environmental

An application to reestablish permits for the development of the Montanore Project was submitted in 2005. In 2009, the USFS and MDEQ completed a draft EIS assessing the environmental impacts of the Montanore Project, including wetlands mitigation and water quality analyses, and, following comments from the Environmental Protection Agency and the public, required submission of a supplemental draft EIS, which was completed in September 2011. Public comment on the supplemental draft EIS was completed in December 2011.

In working to develop the final EIS, the USFS and MDEQ are incorporating public comments and responses thereto, as well as updated analyses and new technical data generated by the EIS contractor and the Company, and are preparing updates to monitoring requirements and mitigation for each of the alternatives analyzed. During 2012, the Company continued to provide technical information to support this process.

As part of the permitting process, the USFS must prepare biological assessments (“BA”) for both terrestrial and aquatic life. The USFWS reviews these reports in connection with its biological opinion (“BO”) addressing the impact of the Project on threatened and endangered species, including grizzly bear and bull trout. The initial BA was prepared by the USFS and submitted to the USFWS in 2011. The USFWS provided general comments to the USFS early in 2012. The issuance of biological opinion is required prior to completion of the final EIS and Record of Decision, which is required for issuance of permits for our underground drilling program.

Also as part of the development of the final EIS and determination of the agencies’ preferred alternatives, the USACE must complete an analysis of potential Project discharges of dredged or fill material into water of the United States, including wetlands. These discharges are regulated by section 404 of the Clean Water Act which requires a permit before dredged or fill material may be discharged and is required for construction of the tailings facility. In 2012, the USACE advanced its process by completing a jurisdictional determination on the proposed tailings impoundment site. This process required extensive aquatic habitat data. The Company completed a conceptual mitigation plan for aquatic resources affected by the proposed tailings impoundment and continues to work with the USACE to advance the mitigation plan. During 2012, the Company also provided extensive technical analyses for alternative tailings impoundment areas and the feasibility of each site in connection with the 404 analysis.

During 2012, project monitoring activities were expanded to establish baseline conditions prior to the initiation of project development activities. The increased monitoring activities are tied to projected agency requirements prior to or during initial project development activities that will be incorporated into the final EIS.

Under Montana regulations, new projects or amendments must go through a non-degradation review pertaining to water quality. The Project went through the process in 1993 when it was approved by the previous operator. The Company maintains this provision is not required since Permit 150 has remained active since issuance and the Project went through the non-degradation review process at that time. MDEQ has provided its proposal to review the project under this regulatory provision.

During 2012, the Company developed water rights applications which request authorization for beneficial use of water resources and submitted them to the State of Montana. Submission of these applications could not be accomplished until the draft EIS and supplemental draft EIS were completed and the preferred alternative was selected by the agencies. These applications are pending comment from the agencies.

Non-Reserves—Mineralized Material

The estimate of mineralized material set forth below was prepared by Mine Development Associates, or MDA, of Reno, Nevada in October 2005 (the “MDA Report”). The estimate was prepared in accordance with SEC Industry Guide 7.

Mineralized Material Estimate in accordance with U.S. SEC Industry Guide 7

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Mineralized Material	81,506,000	2.04	0.75%	1.0

“Mineralized material” as used in this prospectus, although permissible under SEC’s Industry Guide 7, does not indicate “reserves” by SEC standards. We cannot be certain that any part of the mineralized material at Montanore will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

Preliminary Economic Assessment

On December 22, 2010, we announced the completion of a Preliminary Economic Assessment (“PEA”) for the Montanore Project. The PEA was prepared to provide guidance on the potential viability of the Montanore Project and the basis for the continuation of exploration activities. Because of the uncertainties associated with any mineral deposit that, like the Montanore Project, does not have reserves, the PEA should not be relied on to value the Montanore Project, nor should it be considered to be a feasibility or pre-feasibility study. The PEA did not update the MDA Report.

The PEA assumed pricing of the estimated Montanore resources based on a three year trailing average at August 16, 2010 (i.e. $3.10 per lb. for copper and $15.00 per ounce for silver) and developed cost estimates for development of the Montanore Project. Initial capital costs for the project were estimated to be $552.3 million (with a ± 35% accuracy). The PEA assumed that the project would utilize conventional grinding and flotation processing techniques at a processing rate of 12,500 short tons per day.

The PEA concluded that the Montanore Project demonstrates favorable economic potential which justifies commencement of a resource evaluation program and subsequent pre-feasibility study.

On February 3, 2011, the PEA was filed in Canada in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects. The technical report summarizing the results of the PEA was prepared by or under the supervision of Mr. Chris Kaye and Mr. Geoffrey Challiner of Mine and Quarry Engineering Services, Inc. of San Mateo, California, each of whom is an independent “Qualified Person,” as such term is defined in Canadian National Instrument 43-101. The PEA filed in Canada is not part of this registration statement.

Description of Royalties on our Patented Mining Claims

Under the HR 133 and HR 134 patented mining claims, which cover the Montanore deposit, we are required to pay a production payment royalty of twenty cents ($0.20) per ton of ore extracted and milled therefrom, pursuant to (i) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Atlantic Goldfields Inc. and Montana Reserves Company, and (ii) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Jascan Resources Inc. and Montana Reserves Company, a former joint venture partner with Noranda. The royalty is payable with respect to the amount of resources included in an independent feasibility study prepared for project financing purposes, is payable at six month intervals following the commencement of commercial production as defined in the referenced agreements, and terminates when the resource as defined in the feasibility study has been mined and milled.

Other Properties

The Company also owns certain patented and unpatented mining claims on zinc properties in northern Washington State, referred to as the Iroquois and Advance properties. No mining activities have been conducted on these properties since the 1960s. In December 2007, we completed an impairment analysis of the carrying values of the Iroquois and Advance properties to assess their immediate development potential. In connection with that evaluation, we wrote off the capitalized costs associated with the properties in the amount of $0.2 million which had been recorded in connection with mining activity that occurred in the 1950s. We continue to hold the real property, mining claims, and patented claims underlying the Iroquois and Advance properties; however, such property, mining claims, and patented claims do not have any book value in our consolidated financial statements. We also generate minor income from a working interest royalty, acquired more than 40 years ago, in several producing oil wells located in Kansas.

Exploration Earn-In Agreement

On April 5, 2012, we entered into an Exploration Earn-In Agreement with Estrella pursuant to which we could acquire 75% of the La Estrella silver and gold exploration property in central Peru. La Estrella is an advanced exploration stage project which contains an epithermal, volcanic-hosted gold-silver system with associated base-metal mineralization. The property consists of 2300 hectares in which the mineralized area is fairly centrally situated, extending north-south for over 2000 meters, and east- west over 500 meters. The mineralized zone is from 100 meters to 200 meters thick, and extends in a moderately west-dipping tabular zone to depths of greater than 350 meters.

The terms of the agreement allow the Company to earn 75% of the La Estrella property by expending $5.0 million on exploration activities and making annual cash payments to Estrella of $0.1 million prior to the end of the first agreement year ending on February 28, 2013, which payment was timely made, and $0.2 million prior to the end of each subsequent agreement year until the earn-in has been completed. The Company is also required to expend a minimum of $0.5 million in exploration and development expenditures in each of the first and second agreement years in order to maintain its rights under the Earn-In Agreement. The Company has met the payment, exploration and development expenditure requirements for the first and second agreement years. The Company may terminate the Earn-In Agreement at any time without penalty, subject to reclamation and other customary obligations.

Our 2012 exploration program consisted of a ten-person camp constructed in May, which supported an eight hole, 2697 meter diamond drill campaign beginning in early June and ending mid-August. All drill samples were washed, measured, logged, and cut on site. Samples for assay were bagged on site and transported by registered vehicles to ALS Global facilities in Callao, Peru, where they were assessed for gold by 30 gram fire assay with AA finish (Method AA25) and for silver by four-acid digestion and AA Spectroscopy (Method AA62).

The program demonstrated continuous mineralization in seven of the eight holes. Based on these results, combined with a subsequent 3D IP/Res Survey conducted by Val d’Or Geophysics Peru, the Company decided to continue the program into a second year.

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. You should consider the risk factors set forth below and the other information in this prospectus before purchasing any of our securities. In addition to historical information, the information in this prospectus contains “forward-looking” statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

We have no proven or probable reserves.

We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the SEC, on any of our properties, including the Montanore Project. The mineralized material identified to date in respect of the Montanore Project has not demonstrated economic viability and we cannot provide any assurance that mineral reserves with economic viability will be identified on that property.

In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for the Company to advance the exploration of the Montanore Project by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity. If successful, the results of this drilling program would provide the basis for a feasibility study demonstrating with reasonable certainty that the mineralized material can be economically extracted and produced. We do not currently have sufficient data to support a feasibility study of the Montanore Project, and in order to perform the drilling to support such feasibility study, we must first obtain the necessary permits to continue our exploration efforts. It is possible that, even if we obtain sufficient geologic data to support a feasibility study on the Montanore Project, the data will lead us to conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Montanore property, we may not be able to generate any revenues.

Even if we discover mineral reserves on the Montanore property in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as Montanore will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

We will require additional financing to complete our exploratory drilling program at the Montanore Project, which we may be unable to obtain.

We are an exploration stage mining company and currently do not have sufficient capital to fully fund the activities needed to establish the economic feasibility of the Montanore Project. We have approximately $8.5 million of cash, cash equivalents and certificates of deposit on hand as of June 30, 2013. We anticipate that our expenses in 2013 will be approximately $6.4 million for regulatory permitting activities and general and administrative expenses, assuming that permitting is not completed until the end of 2013. We estimate that, following the completion of permitting, the costs of completing the exploratory drilling program will be approximately $20 to $25 million, plus general and administrative expenses during the period in which the drilling program is being conducted. Uncertainties surrounding the exploratory drilling program and, in particular, the permitting process could require the project to take longer and cause costs to increase. Our cash on hand will not be sufficient to complete the exploratory drilling program and prepare the bankable feasibility study, and additional financing will be required. We cannot guarantee that we would be able to obtain any such additional financing on commercially reasonable terms or at all, nor can we guarantee that we would be able to fund the activities required to complete a bankable feasibility study. Additional equity funding could be dilutive to existing stockholders. If we fail to obtain the necessary financing when needed, we may not be able to execute our planned activities and we may be forced to abandon exploration and development of, or to sell our interest in, the Montanore Project, which would have a material adverse effect on our growth strategy, results of operations and financial condition.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

If our exploration efforts at Montanore are successful, our current estimates indicate that we would be required to raise approximately $550 million in external financing to develop and construct the Montanore Project. Sources of external financing could include bank borrowings and debt and equity offerings. Even if a bankable feasibility study is completed, commodity prices, the then-current state of financial markets or other factors may make financing for the development of the Montanore Project unavailable. Financing has become significantly more difficult to obtain in the current market environment. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. If we cannot adequately finance our exploration of the Montanore property and its subsequent development, we will not be able to generate any revenues. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included in our periodic reports.

We may not be able to obtain permits required for development of the Montanore Project.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We are required to obtain numerous permits for the Montanore Project. Obtaining the necessary governmental permits has been, and continues to be, a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. We have been engaged in renewing or pursuing permits since early 2005, and, under the most favorable timing, could have permits in place by the end of 2013. However, the process is controlled by the governmental agencies, and throughout the permitting process these agencies have repeatedly missed anticipated deadlines. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, and its proximity to core habitat of certain protected species, including the grizzly bear and bull trout. In addition, a third party is seeking to permit another mining operation near the Montanore Project and if that effort were successful, the impact of that operation on the environment and on wildlife in the area would have to be taken into consideration in our permitting determinations and could make those determinations more difficult. Private political groups purportedly dedicated to protection of the environment have been active in opposing permitting of projects in and near the Cabinet Wilderness Area.

Mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. Permits are required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation, and compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act. An EIS is required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Montanore Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the Montanore Project could result.

The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits and, if obtained, that the permitting costs involved will not exceed available funds. Permitting costs through 2012 have been approximately $38 million, and it is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not have sufficient funds to proceed with the further exploration, development or operation of a mine at the Montanore Project.

Another mining claim may interfere with our ability to use the Libby adit.

In September 2007, we filed a declaratory judgment action, Mines Management, Inc., Newhi, Inc. and Montanore Minerals Corp. v. Tracie Fus et al., Cause No. DV 07-248 in Montana Nineteenth Judicial District Court, Lincoln County. In this action, we sought a Court judgment that the unpatented mining claims of the defendants allegedly located above portions of our Libby adit are invalid. The defendants asserted trespass claims against us relating to our use of the adit. The parties participated in a mediation in 2009 which resulted in a settlement with all but one of the ten defendants. Subsequently, however, two of the nine defendants that were part of the settlement claimed that a settlement had not been reached with them. In mid-March 2013, the Court issued an order on pending motions (i) confirming the settlement with seven of the ten defendants, (ii) stating that one of the defendants is entitled to an injunction from our trespass on certain mining claims and (iii) stating that the mining claim of another defendant is valid and superior. The mining claim that the Court determined was valid overlaps portions of the existing adit, which could affect our ability to use the adit. The claims with respect to which injunctive relief from trespass applies appear not to overlap the adit.

We have appealed certain portions of the March 2013 order to the Montana Supreme Court, Case No DA 13-0240. We also filed on June 28, 2013 a condemnation action, Montanore Minerals Corp. v. Easements and Rights of Way under through and across those certain unpatented lode mining claims et al., Cause No. CV-00133-DLC, in the United States District Court for the District of Montana, Missoula Division. In this action we seek to acquire necessary easements and rights of way for the Montanore Project including for use of the Libby adit and the construction and use of other underground tunnels and related equipment that are contemplated by the draft environment impact statement for the Montanore Project and other draft permits. The defendants include the defendant in the case referenced in the preceding paragraph whose claim was determined to be valid and overlaps the existing tunnel. No response to the condemnation action has yet been filed.

If our appeal and condemnation actions are unsuccessful, we may be unable to use portions of the Libby adit and may be required to construct a new tunnel segment connecting to the existing Libby adit to permit us to use most of the adit while avoiding the area of conflict. This would result in additional costs and delay, which in turn would extend the time required for us to complete the extension of the Libby adit as required for the underground drilling program. There could be additional delays associated with assuring that the environmental impacts of the new tunnel segment constructed to avoid the area of conflict are not significantly different than those contemplated by the agencies in the draft EIS and the supplemental draft EIS. In addition to the required addition to the Libby adit, a similar re-alignment could be required for other underground tunnels that would be constructed as part of the mine plan. There can be no assurance, were these actions to become necessary, that the Company would have the financial resources to make the required investment or be able to withstand the time delays involved.

We have a history of losses and we expect losses to continue.

As an exploration stage company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for the foreseeable future. For the fiscal years ended December 31, 2012 and 2011, we incurred losses of $8.2 million and $5.6 million, respectively. As of December 31, 2012, we had a deficit accumulated during the exploration stage of $71.2 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no recent history of production.

We have no recent history of producing silver or other metals and the process of achieving production has many uncertainties. The development of our Montanore Project would require that we establish reserves, obtain approximately $550 million of financing, and construct and operate a mine, processing plant, and related infrastructure. During this process, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any operations may never achieve profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non- productive. Substantial expenditures are required to:

•                  establish ore reserves through drilling and metallurgical and other testing techniques;

•                  determine metal content and metallurgical recovery processes to extract metal from the ore; and

•                  design mining and processing facilities.

If we discover ore at the Montanore Project or at the La Estrella Property, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change as a result of changes in commodity prices, inflation or other issues. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project or at any other exploration project.

Operation of a mine at the Montanore site will depend on our ability to recruit and retain qualified employees.

If our exploration efforts at Montanore site are successful and we are able to raise the necessary external financing to develop and construct the Montanore Project, our ability to conduct mining operations will depend in part upon our ability to attract, compensate and retain a sufficient number of qualified employees, including executive officers, managers, employees and other personnel knowledgeable about the mining business. Qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in areas near the Montanore Project, and the challenges in attracting and relocating qualified employees to the Montanore site may be considerable. If we are unable to hire and retain employees to operate the mine, any planned commencement of mining operations in the future would be delayed. Furthermore, increases in labor costs due to the competition for qualified employees and hiring employees represented by labor unions could render mining operations at Montanore uneconomical. Any such delays or any increases in labor costs could have a material adverse effect on our business and financial condition.

Our future profitability, if any, and our ability to finance the development of the Montanore Project, will be affected by changes in the prices of metals.

If we establish reserves, our ability to obtain a favorable feasibility study for the Montanore Project and obtain financing for the development of a mine, as well as our profitability and long-term viability will depend, in large part, on the market prices of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•                  global or regional consumption patterns;

•                  supply of, and demand for, silver and copper;

•                  speculative activities and producer hedging activities;

•                  expectations for inflation;

•                  political and economic conditions; and

•                  supply of, and demand for, consumables required for production.

The aggregate effect of these factors on metals prices is impossible for us to predict. Future weakness in the global economy and decreases in metals prices could adversely affect our ability to finance the exploration and development of the Company’s properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended December 31, 2012, the high and low settlement prices for silver and copper were approximately $48.70 and $8.88 per ounce of silver and $4.62 and $1.24 per pound of copper.

We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•                  environmental protection;

•                  management and use of toxic substances and explosives;

•                  management of natural resources;

•                  exploration and development of mines, production and post-closure reclamation;

•                  taxation;

•                  labor standards and occupational health and safety, including mine safety; and

•                  historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as the Montanore property, and such revision could also impair our ability to develop the Montanore Project and to explore and develop other mineral projects.

We are subject to environmental risks.

Mineral exploration and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable properties or prospects for mineral exploration in the future.

Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•                  insufficient ore reserves;

•                  fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;

•                  significant environmental and other regulatory restrictions;

•                  labor disputes;

•                  geological problems;

•                  failure of underground stopes and/or surface dams;

•                  force majeure events; and

•                  the risk of injury to persons, property or the environment.

We have ongoing reclamation obligations on the Montanore Project properties.

Although we have posted bonds with the State of Montana to cover expected future mine reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements in effect at the time of reclamation. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

The title to some of our properties may be uncertain or defective.

Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and millsite claims. Certain of our United States mineral and surface use rights consist of “unpatented” mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the General Mining Law. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of our unpatented mining and millsite claims that are located on federal public lands in the United States and, under current law and possible future legislation to change the General Mining Law, patents may be difficult to obtain. The Company has obtained a title opinion on some of the patented mining claims covering the Montanore deposit, but not on all of its patented mining claims. The Company has not obtained title opinions on any of its unpatented mining or millsite claims.

Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor’s Opinion which concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on October 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

In addition, in 2009, a consortium of environmental groups filed a lawsuit in the U.S. District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the Bureau of Land Management, or BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit prevailed, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our mining activities, and could significantly increase the cost of using federal lands at the Montanore Project for such ancillary facilities.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation, if it included concepts that have been part of previous legislative proposals, could, among other things, (i) adopt the millsite limitation discussed above, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, and (vi) impose royalties on silver and copper production from unpatented mining claims located on federal lands or impose fees on production from patented mining claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

We are obligated by a right of first refusal agreement relating to our future silver production that may affect the willingness of third parties to enter into silver purchase agreements with us.

In November 2007, we entered into a Right of First Refusal agreement with a significant stockholder that granted to that stockholder a 20-year right of first proposal and a right to match third-party proposals to purchase a silver stream, i.e. all or any portion of silver mined, produced or recovered by us in the State of Montana. The right does not apply to trade sales and spot sales in the ordinary course of business or forward sales. The existence of this agreement may make other potential buyers less likely to negotiate with us to purchase silver we produce since they would be subject to the aforementioned right of first refusal.

The market price of our common stock is subject to volatility and could decline significantly.

Our common stock is listed on the NYSE MKT and the Toronto Stock Exchange, or TSX. Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. This volatility has been exacerbated in recent years because of global economic and political disruptions and natural disasters. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our liquidity, financial condition or results of operations as reflected in our quarterly earnings reports. Over the last three years, the closing price of our common shares as reported on the NYSE MKT has fluctuated from a low of $0.53 per share to a high of $4.30 per share. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

•                  volatility in metal prices;

•                  the limited extent of analyst coverage available to investors concerning our business is limited because investment banks with research capabilities do not typically follow our securities or the securities of other exploration or developmental companies;

•                  the relatively small trading volume and lack of widespread market interest in our securities could affect an investor’s ability to trade significant numbers of shares of our common stock;

•                  the relatively small size of the public float will limit the ability of some institutions to invest in our securities;

•                  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the NYSE MKT and the TSX, further reducing market liquidity; and

•                  news reports relating to trends in our industry or general economic conditions.

As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Our shareholders are subject to future dilution by the exercise of options, and the existence of a significant number of options could depress the price of our common stock.

As of June 30, 2013, we had 28,999,752 shares outstanding. As of that date, there were options outstanding to purchase up to 3,942,000 shares of common stock at a weighted average exercise price of $1.75 per share. There are 3,063,000 additional shares of common stock (640,000 in the Consultant Stock Compensation Plan, 40,000 in the 2003 Equity Incentive Plan, 359,000 in the 2007 Equity Incentive Plan, and 2,024,000 in the 2012 Equity Incentive Plan) available for issuance under our stock option plans. If we issue additional options or warrants, or if currently outstanding options to purchase our common stock are exercised, the investments of our shareholders would be further diluted. In addition, the potential for exercise of a significant number of options can have a depressive effect on the market price for our common stock.

The issuance of additional common stock may negatively impact the trading price of our common stock.

We have issued equity securities in the past, most recently in March 2011, and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

Anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our shareholders.

Certain provisions of the Company’s articles of incorporation and bylaws and of Idaho law could discourage, delay or prevent a merger, acquisition, or other change of control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares of common stock in the Company. Specifically, the Company’s articles of incorporation divide the board of directors into three classes having staggered terms of office. This may prevent or frustrate attempts by our shareholders to replace or remove management. The Company has also implemented a shareholders rights plan, sometimes called a “poison pill,” which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. In addition, our board of directors is able to issue a new series of preferred stock from time to time without stockholder approval that could affect the voting power of our common stock and have dividend and liquidation preferences that could negatively affect the value of our common stock. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our board of directors has also approved employment agreements with certain of our executive officers that include change of control provisions that provide severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of the Company. These agreements could affect the consummation of and the terms of a third party acquisition. We are also subject to provisions of Idaho law that could have the effect of delaying, deferring or preventing a change in control of the Company. One of these provisions prevents us from engaging in a business combination with any interested shareholder for a period of three years from the date the person becomes an interested shareholder, unless specified conditions are satisfied.

There are differences in U.S. and Canadian requirements for reporting of resources and mineralization, and we utilized the Canadian mining industry reporting standards for reporting of resources in our recent Preliminary Economic Assessment, or PEA. Some information required by Canadian reporting is not permitted under SEC guidelines.

The mineralization figures presented in this prospectus are based upon estimates made by independent geologists. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Although we are a U.S. company traded on the NYSE MKT, we also report in Canada estimates of resources that are prepared in accordance with Canadian standards because we are also traded on the TSX and are thus subject to Canadian reporting requirements. These resource estimates were prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. In early 2011, we completed a Preliminary Economic Assessment, or PEA, that was prepared in accordance with NI 43-101 reporting standards. The reporting standards required by NI 43-101 are different from the standards permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Accordingly, information concerning descriptions of mineralization contained in our public filings with the SEC may not be comparable to information, including the PEA, we file with Canadian securities authorities.

Under NI 43-101, we report in Canada measured, indicated and inferred resources, measurements which are not permitted in filings made with the SEC by issuers incorporated in the United States. Under SEC rules, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of a feasibility study or other economic evaluations, but they were considered in the PEA. Accordingly, U.S. investors should not place undue reliance on the PEA, and should not assume that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resource will ever be upgraded to a higher category.

Acquisitions and business integration issues may expose us to risks.

We may, in the future, engage in targeted acquisitions. Any acquisition that we make may change our business and operations, and may expose us to new geographic, political, operating, financial, governmental, environmental and geological risks. Our success in acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and successfully integrate the acquired operations. Any acquisition would be accompanied by risks. We may expend considerable resources on pursuing an acquisition candidate, including on due diligence and negotiations, and we may ultimately not prove successful in completing the acquisition. Even if successful in completing the acquisition, the acquisition may present problems. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, our existing stockholders may suffer substantial dilution. Alternatively, we may choose to finance any such acquisition with existing resources which could materially affect our liquidity and the availability of funds to invest in the Montanore Project. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with any acquisition.

We do not intend to pay any cash dividends in the foreseeable future.

We have never paid cash dividends and we intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus (i) to complete permitting activities, advance the development drilling program at the Montanore Project, including, upon receipt of all required permits, to complete the development of the Libby adit to access the Montanore deposit, planned drifting and the establishment of drill stations, and planned diamond core drilling and (ii) for working capital and general corporate purposes. Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute such securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our securities, including:

•                  the offeror of the securities;

•                  the terms of the securities to which the prospectus supplement relates;

•                  the name or names of any underwriters;

•                  the purchase price of the securities (if then known) and the proceeds to be received from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation; and

•                  any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE MKT, TSX or otherwise and, if commenced, may be discontinued at any time.

Securities may be sold directly by us or through agents or underwriters designated by us from time to time. We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of August 26, 2013, there were 28,999,752 shares of common stock issued and outstanding and 4,752,000 shares of common stock reserved for issuance under our stock option plans and associated with outstanding stock options.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of the Company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

Our common stock is not redeemable or convertible.

Other Provisions

All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, the initial offering price and market prices relating to the shares.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation, and our bylaws because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Computershare Trust Company, N.A. in Denver, Colorado is the transfer agent and registrar for our common stock.

Shareholder Rights Plan

All shares of our common stock are issued with preferred share purchase rights attached thereto. On June 18, 2009, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $12.00 in cash, subject to adjustment, if and when the rights become exercisable. Each one-thousandth of a share of Series A Junior Participating Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the right does not give its holder any dividend, voting, or liquidation rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of June 18, 2009, between us and Computershare Trust Company, N.A., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 20% or more) of our common stock. If any person or group acquires 20% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person or group) will entitle the holder to purchase our common stock or common stock of the acquiring company having a market value of approximately two times the $12.00 exercise price. The rights expire on June 18, 2019, and can be redeemed by us at any time prior to their becoming exercisable at a redemption price of $0.001 per right.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, without par value. As of August 26, 2013, there were no shares of preferred stock outstanding. Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred stock, except for 40,000 shares of Series A Junior Participating Preferred Stock which were designated in connection with our shareholder rights plan described above.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock. All preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to any preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•                  the number of shares of preferred stock offered and the offering price of the preferred stock;

•                  the title and stated value of the preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•                  the date from which dividends on the preferred stock will accumulate, if applicable;

•                  the liquidation rights and preferences of the preferred stock;

•                  the procedures for auction and remarketing, if any, of the preferred stock;

•                  the sinking fund provisions, if applicable, for the preferred stock;

•                  the redemption provisions, if applicable, for the preferred stock;

•                  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•                  whether the preferred stock will have voting rights and the terms of any voting rights, if any;

•                  whether the preferred stock will be listed on any securities exchange;

•                  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

•                  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred stock offered by the prospectus supplement.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•                  the number of warrants offered;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies in which the prices of the warrants may be payable;

•                  the securities for which the warrants are exercisable;

•                  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•                  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•                  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•                  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•                  whether the warrants will be listed on any securities exchange;

•                  any material risk factors relating to such warrants;

•                  if applicable, the identity of the warrant agent; and

•                  any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND SENIOR AND SUBORDINATED DEBT SECURITIES

This prospectus describes certain general terms and provisions of our senior and subordinated debt securities and convertible debt securities that we may offer from time to time. When we offer to sell a particular series of senior or subordinated debt securities or convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security or convertible debt security that you purchase. As of the date of this prospectus, we have no outstanding registered debt securities.

The senior or subordinated debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Any such indenture entered into by us will be governed by the Trust Indenture Act. Unless otherwise specified in a supplement to this prospectus, the senior debt securities or convertible debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, and the subordinated debt securities will be our direct, subordinated unsecured obligations and will be subordinated to our senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The terms of each series of debt securities or convertible debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities or convertible debt securities will be described in a prospectus supplement relating to such series.

The indenture does not limit the amount of debt securities or convertible debt securities that we may issue under the indenture. The debt securities or convertible debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities or convertible debt securities being offered the aggregate principal amount, prices and terms of the securities. These terms may include:

•                  the title of the debt securities;

•                  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which we will pay the principal on the debt securities;

•                  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                  the place or places where principal, premium and interest payments may be made on the debt securities;

•                  the currency or currencies in which the debt securities are issued and payable;

•                  the conversion or exchange provisions applicable to the debt securities;

•                  any mandatory or optional redemption provisions applicable to the debt securities;

•                  any sinking fund or analogous provisions applicable to the debt securities;

•                  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•                  if subordinated debt securities, the terms of subordination to senior debt securities;

•                  any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

•                  the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•                  any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

We may issue debt securities or convertible debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

If we denominate the purchase price of any of the debt securities or convertible debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities or convertible debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities or convertible debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each debt security or convertible debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we refer to any debt security or convertible debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Book-Entry Debt Securities” below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Mines Management, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change in Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

Consolidation, Merger and Sale of Assets.  We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•                  we are the surviving corporation, or the surviving entity (if other than Mines Management, Inc.) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

•                  immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•                  certain other conditions are met.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

•                  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•                  default in the payment of principal of any debt security of that series when due and payable;

•                  an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•                  certain events of bankruptcy, insolvency or reorganization of the Company; and

•                  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under other indebtedness in existence from time to time, including bank debt, if any. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•                  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security’s right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

Mines Management and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of each holder of each series of affected debt security then outstanding:

•                  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•                  reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

•                  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•                  reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

•                  make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

•                  reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

•                  make any change to the provisions of the indenture relating to the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment after such debt security has become due and to waivers or amendments; or

•                  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                  we may omit to comply with the covenant described above under the heading “Covenants” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•                  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series.

The conditions include:

•                  depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•                  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

For purposes of this discussion, “foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•                  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•                  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of debt securities, preferred stock, or common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•                  the date of determining the shareholders entitled to the rights distribution;

•                  the number of rights issued or to be issued to each shareholder;

•                  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

•                  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

•                  the extent to which the rights are transferable;

•                  the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•                  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•                  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•                  the designation and terms of the units and the securities included in the units;

•                  the description of the terms of any unit agreement governing the units;

•                  any provision for the issuance, payment, settlement, transfer or exchange of the units;

•                  the date, if any, on and after which the units may be transferable separately;

•                  whether we will apply to have the units traded on a securities exchange or securities quotation system;

•                  any material United States federal income tax consequences; and

•                  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the years then ended and for the period from inception of the exploration stage (August 12, 2002) through December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by the independent registered public accounting firm Tanner LLC. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Tanner LLC as experts in accounting and auditing.

Our mineralized material was calculated by Mine Development Associates Inc. All such information included and incorporated by reference is presented in reliance upon the authority of that firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Shares of Series B 6% Convertible Preferred Stock

and
Warrants to Purchase up to            Share of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

July   , 2014